   As filed with the Securities and Exchange Commission on February 1, 1999
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

    CABOT INDUSTRIAL PROPERTIES, L.P.                CABOT INDUSTRIAL TRUST
(Exact name of Registrant as specified            (Exact name of Registrant as
         in its charter)                            specified in its charter)
           Delaware                                         Maryland
 (State or other jurisdiction of                 (State or other jurisdiction of
 incorporation or organization)                   incorporation or organization)
           04-3397874                                      04-3397866
 (I.R.S. Employer Identification                        (I.R.S. Employer
             Number)                                 Identification Number)

                          Two Center Plaza, Suite 200
                          Boston, Massachusetts 02108
                                (617) 723-0900
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                              Robert E. Patterson
                                   President
                            Cabot Industrial Trust
                          Two Center Plaza, Suite 200
                          Boston, Massachusetts 02108
                                (617) 723-0900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                   Copy to:
                            James R. Walther, Esq.
                             Mayer, Brown & Platt
                            350 South Grand Avenue
                      Los Angeles, California 90071-1503
                                (213) 229-9597

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                                              --------

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                          --------

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                               ----------------

                                                       (continued on next page)

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     Proposed       Proposed
                                                     Maximum        Maximum       Amount of
     Title of Each Class of         Amount to be  Offering Price   Aggregate     Registration
 Securities to be Registered(1)      Registered      Per Unit    Offering Price     Fee(3)
---------------------------------------------------------------------------------------------
Common Shares of Beneficial
 Interest, per value $.01 per
 share(4).......................        (8)            (2)            (8)             --
---------------------------------------------------------------------------------------------
Preferred Shares of Beneficial
 Interest, par value $.01 per
 share(5).......................        (8)            (2)            (8)             --
---------------------------------------------------------------------------------------------
Depositary Shares representing
 Preferred Shares(6)............        (8)            (2)            (8)             --
---------------------------------------------------------------------------------------------
Warrants(7).....................        (8)            (2)            (8)
---------------------------------------------------------------------------------------------
Debt Securities.................        (8)            (2)            (8)             --
---------------------------------------------------------------------------------------------
Guarantees of Debt Securities...        N/A            N/A            N/A            N/A
---------------------------------------------------------------------------------------------
Total...........................   $1,000,000,000      N/A       $1,000,000,000    $278,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The Common Shares, Preferred Shares, Depositary Shares, Warrants and Guarantees of Debt Securities will be issued by Cabot Industrial Trust (the "Company"). The Debt Securities will be issued by Cabot Industrial Properties, L.P. (the "Operating Partnership"). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) The proposed maximum offering price per unit has been omitted pursuant to Instruction II.D of Form S-3, and will be determined, from time to time, by the Registrants in connection with the issuance of the securities registered hereunder.

(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(4) This registration statement registers up to $400,000,000 in aggregate offering price of Common Shares that may be sold by the Company, together with such indeterminate number of Common Shares as may be issued upon conversion of Preferred Shares or exercise of Warrants registered hereunder. Also includes an indeterminate number of preferred share purchase rights to be issued in respect of the Common Shares registered hereunder. No separate consideration will be received for issuance of such preferred share purchase rights.

(5) This registration statement registers up to $400,000,000 in aggregate offering price of Preferred Shares that may be sold by the Company, together with such indeterminate number of Preferred Shares as may be issued upon exchange of Depositary Shares or exercise of Warrants registered hereunder.

(6) To be represented by Depositary Receipts that will represent an interest in all or a specified portion of a Preferred Share.

(7) The Warrants registered hereunder are warrants representing rights to purchase Preferred Shares or Common Shares (as shall be designated by the Company at the time of any such offering).

(8) In no event will the aggregate offering price of the Common Shares, Preferred Shares, Depositary Shares representing Preferred Shares and Warrants registered hereunder exceed $400,000,000, nor will the aggregate offering price of Debt Securities registered hereunder exceed $600,000,000.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where such an offer or sale is not permitted.         +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 1999

PROSPECTUS

                             CABOT INDUSTRIAL TRUST

                        Common Shares, Preferred Shares,
         Depositary Shares, Warrants and Guarantees of Debt Securities

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                                Debt Securities

  Cabot Industrial Trust may offer from time to time, in one or more series and on terms to be determined at the time of offering, any of the following types of securities:

  . Common Shares of Beneficial Interest, par value $.01 per share

  . Preferred Shares of Beneficial Interest, par value $.01 per share

  . Depositary Shares representing Preferred Shares

  . Warrants to purchase Common Shares or Preferred Shares

The aggregate public offering price of such securities that we may offer will not exceed $400,000,000 or its equivalent in another currency based on the exchange rate at the time of sale.

  Cabot Industrial Properties, L.P. (the "Operating Partnership") may offer from time to time one or more series of its unsecured senior Debt Securities on terms to be determined at the time of offering. The aggregate public offering price of such Debt Securities will not exceed $600,000,000 or its equivalent in another currency based on the exchange rate at the time of sale. Cabot Industrial Trust may unconditionally guarantee the Operating Partnership's payment obligations on Debt Securities on the terms described herein and in the applicable prospectus supplement.

  In this prospectus, we refer to the Common Shares, Preferred Shares, Depositary Shares, Warrants and Debt Securities, together with the Guarantees, as the "Offered Securities." The Offered Securities may be offered separately or together, in any combination. Each time we offer any of the Offered Securities, we will provide you with a prospectus supplement that will describe the specific terms of the securities being offered. Such terms may include limitations on the right to own, and restrictions on transfer of, the Offered Securities for the purpose of preserving the status of Cabot Industrial Trust as a real estate investment trust for federal income tax purposes. The applicable prospectus supplement will describe the method and terms of the offering and may also contain information about United States federal income tax considerations relating to the specific Offered Securities described in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement carefully before you invest in any of the Offered Securities. This prospectus may not be used to sell any Offered Securities unless it is accompanied by the applicable prospectus supplement.

  Our Common Shares are listed on the New York Stock Exchange under the symbol "CTR." On January 27, 1999, the last reported sale price of our Common Shares was $19.4375 per Share.

  See "Risk Factors" beginning on page 8 for descriptions of certain factors relevant to an investment in the Offered Securities.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                The date of this prospectus is February  , 1999

   You should rely only on the information contained in this prospectus or in the other documents referred to herein under the caption "Where You Can Find More Information." We have not authorized anyone to provide you with any different information.

   This prospectus is neither an offer to sell nor a solicitation of an offer to buy the Offered Securities in any jurisdiction in which such offer or sale would be unlawful. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus stated at the bottom of the cover page hereof, even though this prospectus is delivered on a later date.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ABOUT THIS PROSPECTUS.....................................................   5
WHERE YOU CAN FIND MORE INFORMATION.......................................   5
FORWARD-LOOKING STATEMENTS................................................   6
RISK FACTORS..............................................................   8
  We May Not Be Able to Maintain Shareholder Distributions at Our Current
   Level..................................................................   8
  Declaration of Trust and Bylaw Provisions, Staggered Board and
   Shareholder Rights Plan May Discourage Changes in Control of the
   Company................................................................   8
  We Would Incur Adverse Tax Consequences if the Company Fails to Qualify
   as a REIT; Other Tax Risks.............................................   9
  We Can Change Our Investment, Financing, Distribution and Other Policies
   Without Your Approval; No Limitation on Our Debt.......................   9
  Real Estate Investment Risks............................................  10
  Conflicts of Interest...................................................  13
  Increases in Market Interest Rates May Adversely Affect the Market Price
   of the Common Shares...................................................  14
  Shares that Become Available for Future Sale May Adversely Affect the
   Market Price of the Common Shares......................................  14
  Real Estate Financing Risks.............................................  14
  ERISA Risks.............................................................  14

THE COMPANY AND THE OPERATING PARTNERSHIP.................................  15
USE OF PROCEEDS...........................................................  16
RATIO OF EARNINGS TO FIXED CHARGES........................................  16
DESCRIPTION OF DEBT SECURITIES............................................  17
  General.................................................................  17
  Denominations...........................................................  20
  Principal and Interest..................................................  20
  Registration and Transfer...............................................  20
  Merger, Consolidation or Sale...........................................  21
  Certain Covenants.......................................................  21
  Additional Covenants and/or Modifications to the Covenants Described
   Above..................................................................  22
  Events of Default, Notice and Waiver....................................  23
  Modification of the Indenture...........................................  25
  Discharge, Defeasance and Covenant Defeasance...........................  27
  No Conversion Rights....................................................  29
  Book-Entry Securities...................................................  30
  No Personal Liability...................................................  31
  Trustee.................................................................  32

GUARANTEES OF DEBT SECURITIES..............................................  32
DESCRIPTION OF COMMON SHARES...............................................  32
  General..................................................................  32
  Shareholder Rights Plan..................................................  33
  Restrictions on Transfer.................................................  34
  Shareholder Liability....................................................  35
  Indemnification of Trustees and Officers.................................  36
  Transfer Agent and Registrar.............................................  36
DESCRIPTION OF SECURITYHOLDER PURCHASE RIGHTS..............................  36
DESCRIPTION OF PREFERRED SHARES............................................  37
  Terms....................................................................  37
  Rank.....................................................................  38
  Dividends................................................................  38
  Redemption...............................................................  39
  Liquidation Preference...................................................  41
  Voting Rights............................................................  41
  Conversion Rights........................................................  42
  Restrictions on Ownership................................................  42
  Registrar and Transfer Agent.............................................  42
DESCRIPTION OF DEPOSITARY SHARES...........................................  43
  General..................................................................  43
  Dividends and Other Distributions........................................  43
  Withdrawal of Stock......................................................  43
  Redemption of Depositary Shares..........................................  44
  Voting of the Preferred Shares...........................................  44
  Liquidation Preference...................................................  44
  Conversion of Preferred Shares...........................................  44
  Amendment and Termination of a Deposit Agreement.........................  45
  Charges of Preferred Shares Depositary...................................  45
  Resignation and Removal of Preferred Shares Depositary...................  45
  Miscellaneous............................................................  46
DESCRIPTION OF WARRANTS....................................................  46
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S DECLARATION
 OF TRUST AND BYLAWS.......................................................  47
  Board of Trustees........................................................  47
  Business Combinations....................................................  48
  Control Share Acquisitions...............................................  48
  Amendment to the Declaration of Trust....................................  49
  Termination of the Company and REIT Status...............................  49
  Advance Notice of Trustee Nominations and New Business...................  49
  Anti-takeover Effect of Certain Provisions of Maryland Law and of the
   Declaration of Trust
   and Bylaws..............................................................  49
OPERATING PARTNERSHIP AGREEMENT............................................  50
  General..................................................................  50
  Management...............................................................  50
  Indemnification..........................................................  51
  Capital Contributions....................................................  51
  Tax Matters..............................................................  51
  Operations...............................................................  51

  Duties and Conflicts......................................................  51
  Term......................................................................  51
FEDERAL INCOME TAX CONSEQUENCES.............................................  52
  Taxation of the Company...................................................  53
  REIT Qualification Requirements...........................................  53
  Tax Aspects of Our Investments in Partnerships............................  57
  Taxation of Shareholders..................................................  58
  Other Tax Considerations..................................................  61
PLAN OF DISTRIBUTION........................................................  61
LEGAL MATTERS...............................................................  62
EXPERTS.....................................................................  63
INFORMATION CONCERNING THE OPERATING PARTNERSHIP............................  63

    [Following material to be included if Debt Securities are being offered]


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS OF OPERATING PARTNERSHIP......................................   64
  General.................................................................   64
  Results of Operations...................................................   64
  Liquidity and Capital Resources.........................................   65
  Information Systems and Year 2000 Compliance............................   66
  Seasonality.............................................................   66
INDEX TO FINANCIAL STATEMENTS OF CABOT INDUSTRIAL PROPERTIES, L.P.........  F-1

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, Cabot Industrial Trust may sell from time to time up to $400,000,000 of its Common Shares, Preferred Shares, Depositary Shares and Warrants, in any combination, and the Operating Partnership may sell from time to time up to $600,000,000 of its Debt Securities. This prospectus provides a general description of the securities that we may offer. Each time we offer any of the types of securities described herein, we will prepare and distribute a prospectus supplement that will contain a description of the terms of the securities being offered and of the offering. The prospectus supplement may also supplement or change the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before purchasing any securities.

   Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "the Company," "we," "us," "our" or similar references mean Cabot Industrial Trust and its subsidiaries, including the Operating Partnership and its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

   The Company is, and the Operating Partnership will be, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files, or will file, annual, quarterly and special reports with the SEC. The Company also files proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may telephone the SEC at 1-800-SEC-0330 for further information on the SEC's public reference facilities. The SEC also maintains a computer site on the world wide web (http://www.sec.gov) that contains the reports, proxy and information statements and other information that we and other registrants file electronically with the SEC. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005.

   A registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement"), of which this prospectus is a part, was filed by us with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement contains additional information about us and the Offered Securities. You may read the Registration Statement and the exhibits thereto without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of it from the SEC at prescribed rates.

   The SEC allows us to provide information about our business and other important information to you by "incorporating by reference" the information we file with the SEC, which means that we can disclose that information to you by referring in this prospectus to the documents we file with the SEC. Any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequent document of the types described below.

   We incorporate by reference the following documents filed by us with the SEC, each of which documents should be considered an important part of this prospectus:

   SEC Filing (File No. 1-13829)             Period Covered or Date of Filing
   -----------------------------             --------------------------------
   Annual Report on Form 10-K, as amended..  Year ended December 31, 1997
   Quarterly Reports on Form 10-Q..........  Quarters ended March 31, 1998, June 30,
                                              1998 and September 30, 1998
   Current Reports on Form 8-K.............  Filed on June 15, 1998, September 16,
                                             1998 and January 29, 1999
   Description of Common Shares contained
    in Registration Statement on Form 8-A,
    as amended.............................  Filed on January 27, 1998
   Financial statements included in our
    Registration Statement on Form S-11
    (Registration No. 333-61543)...........  Filed on August 14, 1998
   All subsequent documents filed by us
    with the SEC pursuant to Sections
    13(a), 13(c), 14 or 15(d) of the
    Exchange Act of 1934...................   After the date of this prospectus and
                                               prior to the termination of the
                                               offering.

   All filings made by the Operating Partnership with the SEC after the date hereof pursuant to Section 15(d) of the Exchange Act are also incorporated herein by reference.

   To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in the documents), telephone or write Cabot Industrial Trust, Two Center Plaza, Suite 200, Boston, MA, 02108,
Attention: Secretary; telephone: 617/723-0900.

                           FORWARD-LOOKING STATEMENTS

   Some of the information included or incorporated by reference in this prospectus contains forward-looking statements, such as those pertaining to our capital resources, portfolio performance and future results of operations, market conditions and prospects. The pro forma financial statements and other pro forma information incorporated by reference in this prospectus also contain forward-looking statements. You can identify forward-looking statements by their use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. Discussions of strategy, plans or intentions also include forward-looking statements.

   Forward-looking statements inherently involve risks and uncertainties and you should not rely on them as predictions of future events. The following factors, among others, could cause future events and actual results to differ materially from those set forth or contemplated in the forward-looking statements:

 . defaults on or non-renewal of leases by tenants

 . increased interest rates and operating costs

 . our failure to obtain necessary outside financing

 . difficulties in identifying properties to acquire and in effecting acquisitions

 . failure successfully to integrate acquired properties and operations

 . risks and uncertainties affecting property development and construction, including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities

 . failure to qualify and maintain our status as a REIT under the Internal
   Revenue Code of 1986, as amended (the "Tax Code")

 . environmental uncertainties and risks related to natural disasters

 . financial market fluctuations

 . changes in real estate and zoning laws

 . increases in real property tax rates

   Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulations, legislation and population changes and the additional matters discussed in this prospectus, including those described under the caption "Risk Factors." We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only.

                                  RISK FACTORS

   Investing in the Offered Securities involves various risks. You should carefully consider the following types of risks that we and our investors face and should read this entire prospectus before purchasing any of the Offered Securities.

We May Not Be Able to Maintain Shareholder Distributions at Our Current Level

   We base the level of our cash distributions to shareholders on numerous assumptions and projections that we make regarding our future performance and our own decisions to reinvest rather than distribute available cash. Our assumptions and projections relate, among other things, to: property occupancy and the profitability of tenants, the amount of future capital expenditures and expenses relating to our properties, the level of leasing activity and future rental rates at our properties, the strength of the industrial real estate market in the areas in which we own properties, competition and the costs of compliance with environmental and other laws. While we expect to maintain or increase our current level of distributions over time, we cannot guarantee that we will be able to do so.

Declaration of Trust and Bylaw Provisions, Staggered Board and Shareholder
 Rights Plan May Discourage Changes in Control of the Company

   Our Declaration of Trust and Bylaws contain several provisions that may delay, defer or prevent a transaction or a change in control that might involve a price for the Common Shares or other attributes that shareholders may consider desirable. See "Description of Common Shares."

   Ownership Limitation. In order to remain qualified as a REIT under the Tax Code, five or fewer persons (defined in the Tax Code to include certain entities) cannot own (or be deemed to own) more than 50% in value of our outstanding shares at any time during the last half of any taxable year, other than our first taxable year. To preserve our qualification as a REIT, our Declaration of Trust provides that no person may own more than 9.8% in number of our issued and outstanding shares of beneficial interest or more than 9.8% of the total equity value of such shares of beneficial interest. Our Board of Trustees has the power to exempt a proposed transferee from this ownership limit based on an Internal Revenue Service ruling, an opinion of counsel or other satisfactory evidence that the proposed ownership of Common Shares by the transferee would not result in the termination of our REIT status. If the proposed transfer would violate these limits, the transfer may be void. These ownership restrictions may delay, defer or prevent a transaction or a change in control which could involve an offer for your shares above the then prevailing market price or that you may for other reasons consider to be in your best interest.

   Staggered Elections of Trustees. Our Board of Trustees is divided into three classes with staggered terms of three years each. One class is elected each year. These staggered terms may reduce the possibility of an attempt to acquire control of the Company.

   Shareholder Rights Plan, Possibility of Additional Share Issuances, Other Matters. We have adopted a Shareholder Rights Plan that could delay, defer or prevent a transaction or a change in control of the Company. See "Description of Common Shares--Shareholder Rights Plan." In addition, our Board of Trustees can, without shareholder approval, increase or decrease the aggregate number of shares of beneficial interest of any class that we have authority to issue, issue additional shares of beneficial interest, classify or reclassify any unissued Common Shares and Preferred Shares and set the rights, preferences and other terms of those shares. We expect to acquire additional properties in exchange for units of limited partnership interest in the Operating Partnership ("Units") on a continuing basis, which Units will be exchangeable for our Common Shares (subject to our right to purchase the Units for cash instead of issuing our Common Shares). Under the Maryland law governing our operations, you will have no preemptive right to acquire any such equity securities. If we issue additional equity securities, your investment may be diluted.

We Would Incur Adverse Tax Consequences if the Company Fails to Qualify as a REIT; Other Tax Risks

   Adverse Consequences of Failure to Qualify as a REIT; Limited Management Experience in Maintaining REIT Qualification. We intend to operate so as to qualify as a REIT for federal income tax purposes, but we do not intend to request a ruling from the Internal Revenue Service that we do in fact qualify as a REIT. In our legal counsel's opinion, we are organized in conformity with the requirements for qualification as a REIT (as of the taxable year ended December 31, 1998) and our actual and proposed method of operation (each as we have described them to our counsel) satisfies the requirements for REIT qualification. Our counsel's opinion, however, is not binding on the Internal Revenue Service and is based on our representations as to factual matters and on our counsel's review and analysis of existing law, which includes no controlling precedent.

   Our continued qualification as a REIT depends on our ability to meet various requirements concerning, among other things, the ownership of our outstanding shares, the nature of our assets, the sources of our income and the amounts we distribute to shareholders. Our management has limited experience in operating in compliance with these requirements.

   If we were to fail to qualify as a REIT for any taxable year, we would not be permitted to deduct the amount we distribute to shareholders from our taxable income and we would have to pay federal income tax (including any alternative minimum tax) at regular corporate rates. Unless entitled to relief under certain Tax Code provisions, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which our REIT qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. Our Board of Trustees is authorized to revoke our REIT election at any time in response to future economic, market, legal, tax or other considerations.

   Other Tax Liabilities. Even if we qualify as a REIT, we are required to pay state and local taxes on our income and property and may also have to pay certain federal taxes. In addition, the net taxable income, if any, from activities conducted through the Management Company referred to herein (see "The Company and the Operating Partnership") will be subject to federal and state income tax.

   Borrowings May Be Required to Meet REIT Minimum Distribution
Requirements. In order to qualify as a REIT, we are generally required to distribute at least 95% of our net taxable income (excluding any net capital gain) to our shareholders. If we fail to meet this requirement we will have to pay a 4% nondeductible excise tax on the amount, if any, by which certain distributions we make are less than the sum of (1) 85% of our ordinary income for that year, (2) 95% of our capital gain net income for that year and
(3) 100% of our undistributed taxable income from prior years. We intend to comply with the 95% of net taxable income distribution requirement.

   We derive our income primarily from our share of the Operating Partnership's income and the cash available for distribution to our shareholders comes primarily from cash distributions from the Operating Partnership. We may have to borrow funds on a short-term (or possibly on a long-term) basis to meet the 95% of net taxable income distribution requirement and thereby avoid being required to pay the nondeductible excise tax referred to above. This is due to differences in timing between when we actually receive income and pay deductible expenses, and when the income and expenses are included in our taxable income.

We Can Change Our Investment, Financing, Distribution and Other Policies Without Your Approval; No Limitation on Our Debt.

   Our Board of Trustees determines our investment, financing and distribution policies, and our policies with respect to all other activities, including growth, capitalization and operations. The Board may amend or revise these policies without your consent. A change in these policies could adversely affect our financial condition or results of operations or the market price of our Common Shares. Among others, it is our Board's current policy to limit our Debt-to-Total Market Capitalization Ratio to 40%, but our organizational documents do not limit the amount of indebtedness that we may incur without shareholder approval. (Our "Debt-to-Total Market Capitalization Ratio" is the ratio of our total consolidated and unconsolidated debt as a percentage of the sum of the market value of all of our outstanding Common Shares and all outstanding Units of the Operating Partnership that we do not own plus total consolidated and unconsolidated debt, but excluding all nonrecourse consolidated debt in excess of our proportionate share of such debt and all nonrecourse unconsolidated debt of partnerships of which the Company is a limited partner.)

Real Estate Investment Risks

   General Risks. Real property investments involve various risks. The yields available from equity investments in real estate depend in large part on the amount of rental income earned and capital appreciation generated, as well as operating and other expenses. If our properties do not generate revenues sufficient to meet our operating expenses, including debt service, tenant improvement costs, leasing commissions and other capital expenditures, we may have to borrow additional amounts to cover our fixed costs, and our cash flow and ability to make distributions to shareholders may be adversely affected.

   A number of factors may adversely affect our revenues and the value of our properties over time, including: (1) the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates), (2) the perceptions of prospective tenants of the attractiveness, convenience and safety of our properties, (3) our ability to provide adequate management, maintenance and insurance, (4) our ability to collect rent from tenants on a timely basis, (5) the expense of periodically renovating, repairing and reletting spaces in our properties, (6) increasing operating costs (including real estate taxes and utilities) to the extent that such increased costs cannot be passed through to tenants, (7) compliance with environmental and tax laws, (8) interest rate levels and (9) the availability of financing.

   Tenant Defaults and Bankruptcy. We derive the majority of our income from rental payments. If a significant number of tenants fail to meet their lease obligations, our cash flow will decrease and we may be unable to make expected distributions to our shareholders.

   Defaulting tenants may seek bankruptcy protection, which could result in payment delays or the rejection and termination of the tenants' leases. This would reduce our cash flow and the amounts available to distribute to shareholders. In addition, a tenant may suffer business losses which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, our cash flow and the amounts available to us for distribution to our shareholders may decrease.

   Operating Risks. Our properties are subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy and rental rates. Commercial properties are subject to increases in operating expenses such as cleaning, electricity, heating, ventilation and air conditioning and maintenance, insurance and administrative costs, and other general costs associated with security, landscaping, repairs and maintenance.

   While our current tenants are generally obligated to pay a portion of increases in operating costs, there is no assurance that our existing tenants will agree to pay all or any portion of such costs upon renewal of their leases or that new tenants will agree to pay such costs. If operating expenses increase, competition in the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

   Risks of Non-Renewal of Leases and Vacancies. When leases of space in our properties expire, the leases may not be renewed, the related space may not be relet promptly or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than the terms of the expiring leases.

   In formulating our annual business plans, we make estimates of renovation and reletting costs that take into consideration our views of both current and expected future business conditions in our markets. We cannot guarantee that our estimates will prove to be accurate. If we are unable promptly to relet or renew the leases for all or a substantial portion of our space, if the rental rates upon such renewal or reletting are significantly lower than expected rates or if our estimates for these purposes prove inadequate, then our cash flow and ability to make expected distributions to shareholders may be adversely affected.

   We May Not Be Able to Meet Our Targeted Levels of Leasing Activity, Acquisitions and Development Due to the Highly Competitive Nature of the Industrial Property Markets. Numerous industrial properties compete with our properties in attracting tenants to lease space and additional properties can be expected to be built in the markets in which our properties are located. The number and quality of competitive industrial properties in a particular area will have a material effect on our ability to lease space at the properties or at newly acquired properties and on the rents charged. Some of these competing properties may be newer or better located than our properties.

   The industrial real estate investment market is also highly competitive. There are a significant number of buyers of industrial property, including other publicly traded industrial REITs, many of which have significant financial resources. This has resulted in increased competition in acquiring attractive industrial properties. Accordingly, we may not be able to meet our targeted level of property acquisitions and developments due to such competition or other factors which may have an adverse effect on our expected growth in funds from operations.

   Possible Environmental Liabilities. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

   In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person.

   Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs"), into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of real properties, we may be potentially liable for any such costs.

   Phase I environmental site assessment reports ("Phase I ESAs") were obtained by our original contributing investors in connection with their initial acquisition of the properties, or were obtained by us in connection with the transactions resulting in our formation as a publicly traded company. In accordance with our acquisition policies, we have also obtained Phase I ESAs for all of the properties that we have acquired since the date of our formation. The purpose of Phase I ESAs is to identify potential sources of contamination for which we may be responsible and to assess the status of environmental regulatory compliance. The earliest of the Phase I ESAs for our properties were obtained in 1988 and Phase I ESAs on approximately 19% of the properties were obtained prior to 1995. Commonly accepted standards and practices for Phase I ESAs have evolved to encompass higher standards and more extensive procedures over the period from 1988 to the present.

   The Phase I ESAs obtained for our properties have not revealed any environmental liability that we believe would have a material adverse effect on our business, assets or results of operations, nor are we aware of any such material environmental liability. It is possible, however, that the Phase I ESAs relating to the properties do not reveal all environmental liabilities. Moreover, future laws, ordinances or regulations may impose material environmental liability or our properties' current environmental condition may be affected by tenants, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks) or by third parties unrelated to us.

   We May Be Adversely Affected by Changes in Laws. Because increases in income or service taxes generally are not passed through to tenants under our leases, such increases may adversely affect our cash flow and our ability to make distributions to our shareholders.

   Our properties are also subject to various federal, state and local regulatory requirements and to state and local fire and life-safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We believe that our properties are in material compliance with all such regulatory requirements. However, new requirements may be imposed that would require us to make significant unanticipated expenditures and could have an adverse effect on our cash flow and ability to make expected distributions to shareholders.

   We Could Be Adversely Affected If Hazard Losses on Our Properties Exceed the Amount of Our Insurance Coverage or Are Not Covered by Insurance. We carry commercial general liability insurance, standard "all-risk" property insurance, and flood and earthquake (where appropriate) and rental loss insurance with respect to our properties with policy terms and conditions customarily carried for similar properties. However, our insurance is subject to normal limitations on the amounts of coverage and certain types of losses (such as from wars or from earthquakes for properties located in California) may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of the amount of our insurance coverage occur, we could lose the capital invested in a property, as well as the anticipated future revenue from that property, and we would continue to be obligated on any mortgage indebtedness or other obligations related to the property.

   In light of the California earthquake risk, California building codes have since the early 1970's established construction standards for all new buildings and also contain guidelines for seismic upgrading of existing buildings that are intended to reduce the possibility and severity of loss from earthquakes. The construction standards and upgrading, however, do not eliminate the possibility of earthquake loss. It is our current policy to obtain earthquake insurance if available at acceptable cost. As of December 31, 1998, all of our 50 properties located in California are covered by earthquake insurance. At December 31, 1998, seismic upgrading has been completed on 11 of the California properties and seismic upgrading is expected to be completed on ten additional California properties within nine months from the date of this prospectus. We currently maintain blanket earthquake insurance coverage for all properties located outside California in amounts we believe to be reasonable.

   Possible Adverse Effects of Illiquidity of Real Estate Investments. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. In addition, the Tax Code limits a REIT's ability to sell properties held for fewer than four years, which may affect our ability to sell properties without adversely affecting returns to common shareholders.

   Possible Adverse Effects of Acquisition, Development and Construction Activities. We intend to acquire existing industrial properties to the extent that they can be acquired on advantageous terms and meet our investment criteria. These acquisitions will entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, the risk of unexpected liabilities and the risk that necessary property improvement costs may be greater than we estimated in deciding to acquire a property.

   We also intend to grow through the selective development and construction of industrial properties, including build-to-suit properties and speculative development, as suitable opportunities arise. The risks associated with such real estate development and construction activities include: (1) the risk that we may find it necessary to abandon development project activities after expending significant resources to determine their feasibility, (2) the construction cost of a project may exceed original estimates, (3) occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable, (4) financing may not be available on favorable terms for development of a property, and (5) the construction and lease up of a property may not be completed on schedule (resulting in increased debt service and construction costs). Development activities are also subject to the risk of failing to obtain, or delays in obtaining, necessary zoning, land-use, building occupancy and other required governmental permits and authorizations. In addition, new development activities may require a substantial portion of management's time and attention.

Conflicts of Interest

   Limitations on the Company's Remedies for Breaches of Representations and Warranties. The investors who contributed properties or other assets to us in the transactions resulting in our formation as a publicly traded REIT (the "Formation Transactions"), including our senior executive officers, each made certain representations and warranties in the Contribution Agreement entered into among such investors in connection with the Formation Transactions. Such representations and warranties, related, among other things, to their authority to enter into the Formation Transactions, their ownership of the properties or other assets contributed by them, the absence of certain liabilities and other matters relating to the properties and such assets. The liability of the contributing investors in the event of breach of any of such representations and warranties or breach of other provisions of the Contribution Agreement was, with certain limited exceptions, limited to claims for indemnification made within one year after the February 4, 1998 consummation of the Formation Transactions. In addition, such indemnification obligations are subject to an overall limitation under the Contribution Agreement equal to the value of the Units or Common Shares received in the Formation Transactions ($20 per Unit or Common Share) and are subject to the further limitation that any such indemnification obligation relating to a specific property is limited to the contribution value assigned to such property by the parties in the Contribution Agreement. The obligation to make any such indemnification payments may be satisfied by making cash payments or by delivering Common Shares or Units, valued at the then market price for Common Shares, to the Company.

   Possible Differing Objectives Between Certain Officers and the Company Relating to Sales of Properties. As holders of Units, certain of our senior executive officers, including Ferdinand Colloredo-Mansfeld, who is the Company's Chairman of the Board of Trustees and Chief Executive Officer have unrealized taxable gains associated with their interests in the properties and assets they contributed to the Operating Partnership in the Formation Transactions. Because such officers may incur different and more adverse tax consequences than other investors upon the sale of those properties and assets, they may have different views regarding the appropriate pricing and timing of any sale of such properties. While the full Board of Trustees has the ultimate authority to determine whether and on what terms to sell our properties, such officers could have an incentive to discourage sale of such properties even though such sales might be financially advantageous for the Company and its other shareholders.

   Influence of Significant Shareholders, Trustees and Executive Officers. Our senior management beneficially owns approximately 3.8% of the outstanding Common Shares (assuming the exchange of all Units not held by the Company for Common Shares). The IBM Retirement Plan Trust, the New York State Teachers' Retirement System and the Pennsylvania Public School Employes' Retirement System beneficially own approximately 23.6%, 13.7% and 12.7%, respectively, of the outstanding Common Shares (assuming the exchange of all Units not held by the Company for Common Shares). These investors could have a significant influence on our operations and the outcome of matters submitted to a shareholder vote and could, were they to agree to act in concert with each other, exercise effective control over our affairs. Management is not aware of any such agreements among these or any other investors.

   Conflicts Relating to the Operating Partnership. As the general partner of the Operating Partnership, Cabot Industrial Trust owes fiduciary duties to the Operating Partnership's limited partners. Discharging these fiduciary duties could conflict with its shareholders' interests. Pursuant to the Operating Partnership's limited partnership agreement, however, the limited partners have acknowledged that Cabot Industrial Trust is acting both on behalf of its shareholders and, in its capacity as general partner of the Operating Partnership, on behalf of the limited partners. The limited partners have further agreed in the partnership agreement that we are under no obligation to consider the separate interests of the limited partners in deciding whether to cause the Operating Partnership to take (or to decline to take) any actions.

Increases in Market Interest Rates May Adversely Affect the Market Price of the Common Shares

   One of the factors that influence the market price of our Common Shares is the annual rate of distributions that we pay on the Common Shares, as compared with market interest rates. An increase in market interest rates may lead purchasers of REIT shares to demand higher annual distribution rates, which could adversely affect the market price of the Common Shares unless we are able to increase our distributions on outstanding Common Shares and elect to do so.

Shares that Become Available for Future Sale May Adversely Affect the Market Price of the Common Shares

   Substantial sales of Common Shares, or the perception that such sales may occur, could adversely affect the prevailing market prices of the Common Shares. At December 31, 1998, we had 18,586,764 outstanding Common Shares. 8,961,764 of the Common Shares outstanding of that date and 24,853,920 additional Common Shares issuable on conversion of outstanding Units in the Operating Partnership are not transferable (with limited exceptions) until February 4, 1999 and will remain subject to more limited contractual restrictions on transfer until February 4, 2000. A total of 2,154,036 additional Common Shares issuable on conversion of outstanding Units in the Operating Partnership will not be transferable (with certain exceptions for transfers to related parties, donative transfers and bona fide pledges of shares) until February 4, 2000. In addition, we have reserved a total of 4,347,500 Common Shares for issuance pursuant to options to be granted to employees, officers and Trustees under our Long Term Incentive Plan, of which 3,143,815 shares are subject to options that have been granted to date, subject to four-year vesting schedules. We are not able to assess the extent to which perceptions of possible future sales of any of the above described Common Shares have affected the prevailing market prices of the Common Shares to date or may do so from time to time in the future.

Real Estate Financing Risks

   Debt Financing and Potential Adverse Effects on Cash Flows and Distributions. As a result, among other things, of the annual income distribution requirements applicable to REITs under the Tax Code, we rely to a significant extent on borrowings to fund acquisitions, capital expenditures and other items and expect to continue to do so. We are therefore subject to real estate and general financing risks, including changes from period to period in the availability of such financing, the risk that our cash flow may not cover both required debt service payments and distributions to our shareholders, and the risk that we will not be able to refinance indebtedness secured by properties or that the refinancing terms will be unfavorable. If we do not make mortgage payments, the property or properties subject to such mortgage indebtedness could be foreclosed upon by or transferred to the lender.

   Rising Interest Rates. We have a variable interest rate bank credit facility that permits us to borrow up to $325 million for property acquisitions and other purposes that provides for interest at variable rates, and we may incur additional variable rate indebtedness in the future. Variable-rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect our cash flow and the amounts available to distribute to our shareholders. While we have entered into hedging arrangements that are intended to reduce our exposure to rising interest rates and may enter into additional arrangements for that purpose in the future, changes in interest rates will still affect our business and results of operations.

ERISA Risks

   The Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Tax Code prohibit certain transactions that involve an employee retirement plan that is subject to ERISA and a "party in interest" or "disqualified person" with respect to the plan (collectively referred to herein as a "party in interest") unless there is an applicable exemption to such prohibition. Cabot Partners (our sponsor and organizer) was a party in interest with respect to one ERISA plan that was a contributing investor in the Formation Transactions. It is not clear that the Formation Transactions would have constituted a prohibited transaction with respect to that plan. Nevertheless, the plan informed Cabot Partners that it relied on Prohibited Transaction Exemption 84-14 ("PTE 84-14") and retained a qualified professional asset manager ("QPAM") to decide whether or not to enter into the Formation Transactions. The applicability of such exemption in certain circumstances has been questioned by the Department of Labor. If it were ultimately determined that the Formation Transactions constituted a prohibited transaction with respect to the plan, and also that PTE 84-14 did not apply to the plan's participation in the Formation Transactions, then sanctions could be imposed on Cabot Partners and the fiduciaries of the plan that could include reallocation of Units between Cabot Partners and the plan or other remedies, possibly including rescission of the property transfers from the plan, for the purpose of putting the plan in a financial position not worse than that in which it would have been if the parties had acted in accordance with the requirements of ERISA. Cabot Partners and the Company received an opinion from Mayer, Brown & Platt in connection with the Formation Transactions that PTE 84-14 applied to the Formation Transactions with respect to the plan, but, that opinion is not binding on the Department of Labor, the Service or any court.

                   THE COMPANY AND THE OPERATING PARTNERSHIP

   The Company is a self-administered and self-managed real estate company formed to continue and expand the national industrial real estate business of Cabot Partners Limited Partnership ("Cabot Partners"). We commenced operations in our current form upon the completion of our initial public offering on February 4, 1998. At December 31, 1998, we had a portfolio of 206 industrial buildings located in 21 states throughout the United States and containing approximately 28.0 million rentable square feet. These properties were approximately 97% leased to 414 tenants at that date, with no single tenant accounting for more than 4.0% of our total annualized base rent.

   We own and operate a diversified portfolio of bulk distribution, multitenant distribution and "workspace" (light assembly and flex/R&D) properties and have a significant presence in targeted markets across the United States. We believe that our geographic and property diversification and substantial presence in multiple markets is a strategic advantage that allows us to serve industrial space users with multiple site and property type requirements, compete more effectively in our chosen markets and respond quickly to acquisition opportunities across the country.

   Our senior management has an average of approximately 19 years of experience in the real estate industry and have worked together since 1987 as the executive officers of Cabot Partners and, previously, Cabot, Cabot & Forbes Realty Advisors, Inc. ("Cabot Advisors"). Cabot Advisors was an affiliate of Cabot, Cabot & Forbes Company, a nationwide real estate development, investment, construction and management firm that pioneered the development of large-scale planned industrial parks.

   Substantially all of our assets, including our interest in our properties, are held by, and our operations are conducted through, the Operating Partnership. The Company is the sole general partner, and thereby controls the operations, of the Operating Partnership and held an approximate 42.7% ownership interest therein as of December 31, 1998. The Operating Partnership enjoys substantially all of the economic benefit of the real estate investment management businesses carried on by Cabot Advisors, Inc. (the "Management Company") by virtue of its ownership of all of the Management Company's preferred stock. The Company was formed as a Maryland real estate investment trust, and the Operating Partnership was organized as a limited partnership under Delaware law, on October 10, 1997. Our executive offices are located at Two Center Plaza, Suite 200, Boston, Massachusetts 02108 and our telephone number is (617) 723-0900.

                                USE OF PROCEEDS

   Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of Offered Securities for the acquisition and development of industrial properties as suitable opportunities arise, improvement of the properties owned by us, repayment of our outstanding indebtedness and for general purposes. Pending such use, we may invest such net proceeds in short-term, interest bearing securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The ratio of earnings to fixed charges for the Company for the nine month period ended September 30, 1998 was 10.4x. The Company did not have any outstanding preference securities during the period.

   The ratios of earnings to fixed charges of the "Existing Investors Property Group" (those properties that were managed by Cabot Partners as of February 3, 1998 for investors who contributed properties to the Company in the Formation Transactions and contributed to the Company on February 4, 1998) were as follows for the years ended December 31. The Existing Investors Property Group had no outstanding preference securities during any of the years shown.

       1997             1996                       1995                       1994                       1993
       ----             ----                       ----                       ----                       ----
       9.7x             8.9x                       6.7x                       6.9x                       5.1x

   The ratio of earnings to fixed charges for the Operating Partnership for the nine month period ended September 30, 1998 was 10.4x. The Operating Partnership did not have any outstanding preference securities during the period.

   The ratios of earnings to fixed charges are computed by dividing income from continuing operations including income from minority interests plus fixed charges, excluding capitalized interest, by fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt premiums and discounts.

                         DESCRIPTION OF DEBT SECURITIES

   The following description sets forth certain general terms and provisions of the Debt Securities to which this prospectus and any applicable prospectus supplement may relate. The Debt Securities will be issued by the Operating Partnership and may be accompanied by Guarantees issued by Company. The Debt Securities will be issued under one or more indentures (each an "Indenture") among the Operating Partnership, the Company and a trustee (the "Trustee"), with each Indenture to be dated as of a date prior to the issuance of the Debt Securities to which it relates. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part, is incorporated herein by reference and is available as described above under "Where You Can Find More Information." The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and are not complete. For more detail you should refer to the provisions of the Indenture and such Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

General

   The Debt Securities will be direct, unsecured and unsubordinated obligations of the Operating Partnership and will rank equally with all other unsecured and unsubordinated indebtedness, but will be subordinate to secured indebtedness, of the Operating Partnership. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Company's Board of Trustees (the "Board" or "Board of Trustees"), as general partner of the Operating Partnership, or as established in one or more indentures supplemental to the Indenture.

   The prospectus supplement relating to any series of Debt Securities offered by the Operating Partnership will describe the specific terms thereof and of the Guarantees, if any, endorsed on such Debt Securities, including, where applicable:

     (1) the title of such Debt Securities;

     (2) any limit on the aggregate principal amount of such Debt Securities;

     (3) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;

     (4) the rate or rates, or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any, and the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates, if any, for such Interest Payment Dates, or the method by which such dates shall be determined, and the basis on which interest shall be calculated if other than a 360-day year comprised of twelve 30-day months;

     (5) the place or places where the principal of (and premium or Make-Whole Amount (as defined below), if any, on) and interest and Additional Amounts (as defined below), if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership or the Company, as applicable, in respect of such Debt Securities, any related Guarantees and the Indenture may be served;

     (6) the period or periods within which, the price or prices (including the premium or Make-Whole Amount, if any) at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

     (7) the obligation, if any, of the Operating Partnership to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof ("Holder"), and the period or periods within which, the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

     (8) if other than denomination of $1,000 and any integral multiple thereof, the denomination in which such Debt Securities will be issuable;

     (9) if other than the Trustee, the identity of the Security Registrar (as defined) and Paying Agent (as defined);

    (10) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

    (11) if other than U.S. dollars, the currency or currencies in which the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on such Debt Securities are denominated and payable;

    (12) whether the amount of payments of the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currency or currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined;

    (13) whether the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of the Operating Partnership or a Holder, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

    (14) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified;

    (15) any deletions from, modifications of or additions to the terms of such Debt Securities as compared with the Events of Default or covenants set forth in the Indenture;

    (16) whether such Debt Securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, and the identity of the depository for such series;

    (17) the Person to whom any interest on any Debt Security is payable, if other than the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest;

    (18) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture to such Debt Securities and any provisions in modification thereof, in addition thereto or in lieu thereof;

    (19) if such Debt Securities are to be issuable in definitive form only upon receipt of certificates, documents or conditions, the form and terms of such certificates, documents or conditions;

    (20) whether such Debt Securities are to be accompanied by a Guarantee (the "Guaranteed Securities") and, if so, the terms of the Guarantees endorsed thereon;

    (21) whether and under what circumstances the Operating Partnership will pay Additional Amounts as contemplated in the Indenture on such Debt Securities to any Holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); and

    (22) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

   The Debt Securities may provide that less than the entire principal amount thereof will be paid if the maturity of the Debt Securities is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"). Special United States federal income tax, accounting and other considerations apply to Original Issue Discount Securities and will be described in the applicable prospectus supplement.

   Under the Indenture, the Operating Partnership will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (Section 301).

   Except as described in any applicable prospectus supplement, the Indenture will not contain any other provisions that would limit the ability of the Operating Partnership or the Company to incur indebtedness or that would afford Holders of Debt Securities protection in the event of:

    (1) a highly leveraged or similar transaction involving the Operating Partnership or the Company, the management of the Operating Partnership or the Company, or any affiliate of any such party;

    (2) a change of control of the Operating Partnership or the Company; or

    (3) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Company that may adversely affect the Holders of the Debt Securities.

However, the Company's Declaration of Trust contains restrictions on ownership and transfers of the Company's Common Shares which are designed to preserve the Company's status as a REIT and, therefore, may act to prevent or hinder a change of control. The Company's shareholder rights plan and certain other provisions of its Declaration of Trust and Bylaws may also inhibit changes in control of the Company. See "Description of Common Shares" and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws." You should refer to the applicable prospectus supplement for more information with respect to any deletions from, modifications of, or additions to the Events of Default or covenants of the Operating Partnership and the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

   As used in this prospectus:

     "Additional Amounts" means any additional amounts which are required under the terms of a class of Debt Securities to be paid by the Operating Partnership in respect of taxes imposed on certain Holders and which are owing to such Holders.

     "Make-Whole Amount" means the amount, if any, in addition to principal which is required under the terms of a class of Debt Securities to be paid by the Operating Partnership to the Holders thereof in connection with any optional redemption or accelerated payment of such Debt Securities.

     "Paying Agent" means any person or entity authorized by the Operating Partnership to pay on its behalf the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on any Debt Securities or if no person or entity is authorized, the Operating Partnership.

     "Regular Record Date", when used with respect to an installment of interest payable on any Interest Payment Date, means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

     "United States person" means, unless otherwise specified with respect to any Debt Securities under the Indenture, an individual who is a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Denominations

   Unless otherwise described in the applicable prospectus supplement, the Debt Securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples thereof. Debt Securities issued in global form, described below under "Book-Entry Securities," may be in any denomination (Section 302).

Principal and Interest

   Unless otherwise described in the applicable prospectus supplement, the principal of (and premium or Make-Whole Amount, if any, on) and interest or Additional Amounts on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

   If any date for the payment of the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest or Additional Amounts shall accrue on the amount so payable for the period from and after such date for the payment of principal (and premium or Make-Whole Amount, if any) or interest, as the case may be, through and including such next Business Day (Section 113). "Business Day" means any day, other than a Saturday or Sunday, on which banks in the applicable place of payment are not required or authorized by law or executive order to close. Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and either may be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

Registration and Transfer

   Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every Debt Security surrendered for conversion or registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). The Operating Partnership may designate one or more offices or agencies where Debt Securities may be presented or surrendered for payment or surrendered for registration of transfer or exchange. If the Operating Partnership has designated such an office or agency, the Operating Partnership may at any time rescind the designation or approve a change in the location of such office or agency, except that the Operating Partnership or the Company (in respect of a series of Guaranteed Securities) will be required to maintain an office or agency in each Place of Payment for such Debt Securities (Section 1002).

   Neither the Operating Partnership nor the Trustee shall be required to (1) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;
(2) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (3) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section
305).

Merger, Consolidation or Sale

   The Operating Partnership or the Company, without the consent of the Holders of any of the Debt Securities, may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other Person, if:

    (1) either (A) the Operating Partnership or the Company, as the case may be, shall be the continuing entity or (B) the successor entity (if other than the Operating Partnership or the Company, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a Person organized and existing under the laws of the United States or any state thereof and shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on all of the Debt Securities, in the case of any successor to the Operating Partnership, or any applicable Guarantee, in the case of any successor to the Company, and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture and, as applicable, such Debt Securities or Guarantee;

    (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Operating Partnership or the Company or any subsidiary, as the case may be, as a result thereof as having been incurred by the Operating Partnership or the Company or such subsidiary, as the case may be, at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and

    (3) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801, 803, 804 and 806).

Certain Covenants

   Under the Indenture, the Company and the Operating Partnership will generally be required to comply with the following covenants, unless otherwise provided with respect to a particular series of Debt Securities.

   Existence. Except as permitted under "Merger, Consolidation or Sale," each of the Operating Partnership and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Operating Partnership nor the

Company will be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1004).

   Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we will not be prevented from selling or otherwise disposing of for value our properties in the ordinary course of business (Section 1005).

   Insurance. We will keep all of our insurable properties insured against loss or damage at least equal to their full insurable value with financially sound and reputable insurance companies (Section 1006).

   Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed on us or on the income, profits or property of it or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien on the property of it or any subsidiary; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1007).

   Provision of Financial Information. Whether or not the Operating Partnership or the Company is subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership and the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which they would have been required to file with the SEC pursuant to such Section 13 or 15(d) if they were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which they would have been required so to file such documents. The Operating Partnership and the Company will also in any event:

    (1) within 30 days of each Required Filing Date:

      (A) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership and the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if they were subject to such Sections, and

      (B) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Operating Partnership and the Company would have been required to file with the SEC pursuant to
      Section 13 or 15(d) of the Exchange Act if they were subject to such Sections; and

    (2) if filing such documents by us with the SEC is not permitted under the Exchange Act, promptly on written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1008).

Additional Covenants and/or Modifications to the Covenants Described Above

   Any additional covenants with which we must comply and/or modifications to the covenants described above with respect to any particular series of Debt Securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the Indenture or in an indenture supplement thereto and described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

   The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder:

    (1) default which continues for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series;

    (2) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity;

    (3) default in making any sinking fund payment as required for any Debt Security of such series;

    (4) default in the performance of any other covenant or warranty contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture;

    (5) default in the payment of an aggregate principal amount exceeding $20,000,000 of any evidence of indebtedness of the Operating Partnership or the Company (if the Debt Securities of such series are Guaranteed Securities) or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

    (6) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Operating Partnership, the Company (if the Debt Securities of such series are Guaranteed Securities) or any subsidiary of the Operating Partnership or the Company (if the Debt Securities of such series are Guaranteed Securities) in an aggregate amount (excluding amounts covered by insurance) in excess of $20,000,000 and such judgments, orders or decrees remain undischarged, unstayed or unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $20,000,000 for a period of 30 consecutive days;

    (7) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company (if the Debt Securities of such series are Guaranteed Securities) or any Significant Subsidiary of the Operating Partnership or the Company (if the Debt Securities of such series are Guaranteed Securities) or for all or substantially all of its properties; and

    (8) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501).

The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated by the SEC) of Cabot Industrial Trust.

   If an Event of Default under the Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case, unless the principal of all of the outstanding Debt Securities of such series shall already have become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and the Company (in respect of a series of Guaranteed Securities) and to the Trustee (if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if:

    (1) the Operating Partnership or the Company (in respect of a series of Guaranteed Securities) has paid or deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on the Debt Securities of such series, plus reasonable compensation, expenses, disbursements and advances of the Trustee; and

    (2) all Events of Default, other than the nonpayment of accelerated principal (or premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, with respect to Debt Securities of such series have been cured or waived as provided in the Indenture (Section 502).

The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on any Debt Security of such series or in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected thereby (Section 513).

   The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if a Responsible Officer of the Trustee considers such withholding to be in the interest of such Holders (Section 601).

   The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on such Debt Securities on or after the respective due dates thereof (Section 508).

   Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

   Within 120 days after the end of each fiscal year, the Operating Partnership and, if applicable, the Company must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1009).

Modification of the Indenture

   Modifications of and amendments to the Indenture may be made with the consent of the Holders of not less than a majority in principal amount of all outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby:

    (1) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any, on) or any installment of principal of or interest or Additional Amounts, if any, on any such Debt Security;

    (2) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount on redemption of, or any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable on declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security;

    (3) change the Place of Payment, or the currency, for payment of principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on any such Debt Security;

    (4) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security;

    (5) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture;

    (6) modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Company under the related Guarantees in respect of the payment of principal of (or premium or Make-Whole Amount, if any, on) or any interest or any Additional Amounts on, any Guaranteed Securities; or

    (7) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

   The Holders of not less than a majority in principal amount of each series of outstanding Debt Securities have the right to waive compliance by the Operating Partnership and, if applicable, the Company with certain covenants in the Indenture (Section 1011).

   The Operating Partnership, the Company and the Trustee may modify and amend the Indenture without the consent of any Holder of Debt Securities for any of the following purposes:

    (1) to evidence the succession of another Person to the Operating Partnership as obligor under the Indenture or the Company as the guarantor under the applicable Guarantees;

    (2) to add to our covenants for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred on us in the Indenture;

    (3) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities;

    (4) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect;

    (5) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

    (6) to secure the Debt Securities;

    (7) to establish the form or terms of Debt Securities of any series;

    (8) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

    (9) to cure any ambiguity in the Indenture, correct or supplement any provision in the Indenture which may be defective or inconsistent or make any other changes with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect;

    (10) to close the Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act;

    (11) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; or

    (12) to effect the assumption by the Company or a subsidiary thereof of Debt Securities then outstanding under the Indenture (Section
         901).

   The Indenture provides that in determining whether the Holders of the requisite principal amount of outstanding Debt Securities of a series have concurred in any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities:

    (1) the principal amount of an Original Issue Discount Security that shall be deemed outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination on declaration of acceleration of the maturity thereof;

    (2) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in clause (1) above);

    (3) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture; and

    (4) Debt Securities owned by the Operating Partnership, the Company or any other obligor upon the Debt Securities or any Affiliate of the Operating Partnership, the Company or of such other obligor shall be disregarded (Section 101).

   The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by the Operating Partnership, the Company (in respect of a series of Guaranteed Securities) or the Holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502).

   Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding Debt Securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting duly called or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Debt Securities of such series.

   Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series. However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum (Section 1504).

   Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series of Debt Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Indenture, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Article Six of the Indenture) conclusive in favor of the Trustee, the Operating Partnership and the Company, if made in the manner specified above (Section 1507).

Discharge, Defeasance and Covenant Defeasance

   The Operating Partnership may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 1401, 1402, 1403 and 1404).

   The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to Section 301 of the Indenture, the Operating Partnership may elect either a "defeasance" or a "covenant defeasance" with respect to such Debt Securities at any time, or at such time or times as may be specified under the terms of such securities. Either of such elections may be made, however, only upon the irrevocable deposit by the Operating Partnership or the Company (in respect of a series of Guaranteed Securities) with the Trustee, in trust, of an specified amount, in either such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity or Governmental Obligations (as defined below), or both. The "specified amount" is the amount applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404).

   A "defeasance" means an election by the Operating Partnership to defease and discharge itself and, if applicable, the Company from any and all obligations with respect to such Debt Securities. However, the Operating Partnership and, if applicable, the Company would, in the event of a defeasance, still be obligated to:

    (1) pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities;

    (2) register the transfer or exchange of such Debt Securities;

    (3) replace temporary or mutilated, destroyed, lost or stolen Debt
        Securities;

    (4) maintain an office or agency in respect of such Debt Securities;
        and

    (5) hold moneys for payment in trust (Section 1402).

A "covenant defeasance" means an election by the Operating Partnership to release itself and, if applicable, the Company from its obligations with respect to such Debt Securities under Sections 1004 to 1008, inclusive, of the Indenture (being the restrictions described above under "--Certain Covenants") and, if provided pursuant to Section 301 of the Indenture, their obligations with respect to any other covenant. Any omission to comply with such obligations would not constitute a default or an Event of Default with respect to such Debt Securities (Section 1403).

   A trust may only be established for the purpose of effecting a defeasance or covenant defeasance if, among other things, the Operating Partnership or, if applicable, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, such Opinion of Counsel must further refer to and be based on a ruling of the Service or a change in applicable United States Federal income tax law occurring after the date of the Indenture (Section 1404).

   "Government Obligations" means securities which are:

    (1) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

    (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government

Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section
101).

   Unless otherwise described in the applicable prospectus supplement, if after the Operating Partnership or, if applicable, the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of:

    (1) a currency (other than the Euro or other currency unit) both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

    (2) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

    (3) any currency unit or composite currency other than the Euro for the purposes for which it was established.

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars (Section 101).

   In the event the Operating Partnership effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared to be due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under "--Events of Default, Notice and Waiver" with respect to Sections 1004 through 1008, inclusive, of the Indenture (which Sections would no longer be applicable to such Debt Securities), the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Operating Partnership or, if applicable, the Company would remain liable to make payment of such amounts due at the time of acceleration.

   The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

No Conversion Rights

   The Debt Securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

Book-Entry Securities

   The Debt Securities of a series may be represented by one or more global certificates (the "Global Securities"). A Global Security representing Debt Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or other successor depository appointed by the Operating Partnership (DTC or such other depository being the "Depository") and registered in the name of the Depository or its nominee. Unless otherwise provided in the prospectus supplement, Debt Securities will not be issued in definitive form. If the aggregate principal amount of any issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the SEC.

   Upon the issuance by the Operating Partnership of Debt Securities represented by a Global Security, purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

   So long as the Depository for the Global Security, or its nominee, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Debt Securities represented by the Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

   To facilitate subsequent transfers, all Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial

Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co. will consent or vote with respect to Debt Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Operating Partnership as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

   Payments of principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on the Debt Securities represented by the Global Security registered in the name of DTC or its nominee will be made by the Operating Partnership through the Trustee under the Indenture or a Paying Agent, which may also be the Trustee under the Indenture, to DTC or its nominee, as the case may be, as the registered owner of the Global Security. None of the Operating Partnership, the Company, the Trustee, or the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The Operating Partnership has been advised that DTC, upon receipt of any payment of principal, premium, Make-Whole Amount, interest or Additional Amounts in respect of a Global Security, will credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent, the Operating Partnership or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium and interest to DTC is the responsibility of the Paying Agent, the Operating Partnership or the Company, as the case may be, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

   If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue certificated notes in exchange for the Debt Securities represented by such Global Security.

   The above information concerning the Depository and the Depository's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

No Personal Liability

   No past, present or future Trustee, officer, employee or shareholder, as such, of the Operating Partnership or the Company or any successor thereof will have any liability for any obligations of the Operating Partnership or the Company under the Debt Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debt Securities by accepting such Debt Securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of Debt Securities (Section 111).

Trustee

   The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more Persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture (Section 609).

                         GUARANTEES OF DEBT SECURITIES

   The Company may unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on one or more of the classes of Debt Securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption or otherwise (Section 1601). The applicability and any additional terms of any Guarantee relating to a series of Debt Securities will be described in the applicable prospectus supplement. Unless otherwise discussed in the applicable prospectus supplement, the Guarantees will be unsecured obligations of the Company.

   If a Guarantee is applicable to a class of Debt Securities, you should refer to the Indenture and the applicable prospectus supplement for a more detailed description of the specific terms of such Guarantee, including any additional covenants of the Company, the outstanding principal amount of indebtedness and other obligations, if any, that will rank senior to such Guarantee and, if applicable, any subordination provisions of such Guarantee.

                          DESCRIPTION OF COMMON SHARES

General

   The Declaration of Trust provides that the Company may issue up to 150,000,000 shares of beneficial interest ("Shares"), which may consist of Common Shares and such other types or classes of shares of beneficial interest as the Trustees may create and authorize from time to time, including Preferred Shares. At December 31, 1998, the Company had 18,586,764 Common Shares and no Preferred Shares outstanding.

   As permitted by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law"), the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of Shares or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue. The additional Shares, including possibly Common Shares, will be available for issuance without further action by the Company's shareholders, unless action by the shareholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Acting pursuant to this authority, the Board has authorized the issuance of a new class of Preferred Shares in connection with its adoption of the Shareholder Rights Plan described below under "Shareholder Rights Plan."

   The following description sets forth certain general terms and provisions of the Common Shares to which any prospectus supplement may relate, including a prospectus supplement which provides for Common Shares issuable pursuant to subscription offerings or rights offerings or upon conversion of Preferred Shares which are offered pursuant to such prospectus supplement and convertible into Common Shares for no additional consideration. The statements below describing the Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Declaration of Trust and the Bylaws of the Company (the "Bylaws"). For further information regarding the Common Shares, including a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

   The issued and outstanding Common Shares are fully paid and, except as set forth below under "--Shareholder Liability," non-assessable. Subject to the provisions of the Declaration of Trust regarding Excess Shares (which are described below under "Restrictions on Transfer"), each outstanding Common Share entitles the holder to one vote on all matters requiring a vote of shareholders, including the election of Trustees. Holders of Common Shares do not have the right to cumulate their votes in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election. Holders of Common Shares are entitled to such distributions as may be declared from time to time by the Board out of funds legally available therefor. The Company currently pays regular quarterly dividends. Holders of Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities of the Company. In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of the Common Shares are entitled to share ratably in the assets of the Company remaining after provision for payment of all liabilities to creditors and payment of liquidation preferences and subject to the rights of holders of other series of Preferred Shares, if any. The rights of holders of the Common Shares are subject to the rights and preferences established by the Board for any series of Preferred Shares which may subsequently be issued by the Company, including any Preferred Shares issues under the Shareholder Rights Plan. See "Description of Preferred Shares" and "Shareholder Rights Plan."

Shareholder Rights Plan

   On June 11, 1998, our Board of Trustees declared a dividend of one preferred share purchase right for each Common Share outstanding, payable to common shareholders of record at the close of business on July 15, 1998. The holders of any additional Common Shares issued after that date and before the redemption or expiration of the purchase rights are also entitled to receive one purchase right for each such additional Common Share issued. Each purchase right entitles the holder, under certain circumstances, to purchase one one-hundredth of a share of a series of participating preferred shares, par value $.01 per share (the "Participating Preferred Shares") at a price of $85.00 per one one-hundredth of a Participating Preferred Share, subject to adjustment. The purchase rights will become exercisable if a person or group of persons (an "Acquiring Person") (1) acquires 15% or more of our outstanding Common Shares or (2) announces a tender offer or exchange offer for 15% or more of our outstanding Common Shares or (3) files a document with a governmental agency regarding any transaction or series of transactions that would result in such person or persons becoming the beneficial owner of 15% or more of our outstanding Common Shares. Certain existing holders of Common Shares specified in the Rights Agreement referred to below (the "Grandfathered Persons") who may be deemed to have beneficially owned 15% or more of our outstanding Common Shares as of the date of the initial distribution of the purchase rights will not be deemed, however, to be Acquiring Persons unless they become the beneficial owner of an additional 1% of our outstanding Common Shares without our prior written approval. The terms of the purchase rights are set forth in a Rights Agreement, dated as of June 11, 1998, as amended, between the Company and BankBoston, N.A., as Rights Agent.

   If any person or group of affiliated or associated persons becomes an Acquiring Person, each purchase right other than purchase rights held by the Acquiring Person will entitle the holder to purchase, at the purchase right's then current exercise price, a number of Common Shares having a market value equal to twice the purchase right's exercise price. If we are acquired pursuant to a merger or other business combination, or if 50% or more of our consolidated assets or earning power is sold after any person or group has become an Acquiring Person, the purchase rights will entitle each holder to purchase, at the purchase right's then current exercise price, a number of the acquiring company's common shares having a market value equal to twice the purchase right's exercise price. The purchase rights will expire on June 11, 2008 and, prior to the time they become exercisable, are subject to redemption in whole, but not in part, at a price of $.01 per purchase right payable in cash, Common Shares or any other form of consideration determined by our Board of Trustees. In addition, we have the right under certain circumstances to exchange each purchase right that has become exercisable for one newly issued Common Share.

Restrictions on Transfer

   To qualify as a REIT under the Tax Code, the Company must meet certain requirements concerning the ownership of our outstanding shares of beneficial interest. Specifically, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly (taking into account certain attribution rules), by five or fewer individuals (as defined in the Tax Code to include certain entities) at any time during the last half of a taxable year (other than the first year we elected to be taxed as a REIT), and 100 or more persons must be beneficial owners of our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

   To assist us in meeting the above requirements, the Declaration of Trust provides, subject to certain exceptions described below, that no person may own, or be deemed to own by virtue of the ownership attribution or "deemed ownership" provisions of the Tax Code, more than 9.8% of our issued and outstanding shares or 9.8% of the total value of such shares (the "Ownership Limit"). Any transfer of Common Shares or Preferred Shares that would result in any person owning, directly or indirectly (taking into account the applicable attribution rules), more Common Shares or Preferred Shares than permitted by the Ownership Limit, or would result in our Common Shares and Preferred Shares being owned by fewer than 100 persons (determined without reference to any special rules of attribution or "deemed ownership" under the Tax Code), or would result in the Company being "closely held" within the meaning of Section 856(h) of the Tax Code, will be null and void, and the intended transferee will acquire no rights in such Common or Preferred Shares.

   Subject to certain exceptions described below, if any purported transfer of Common or Preferred Shares would result in any person owning, directly or indirectly (taking into account the applicable attribution rules), more Common or Preferred Shares than permitted by the Ownership Limit, would result in our Common Shares being owned by fewer than 100 persons, or would result in the Company being "closely held" within the meaning of Section 856(h) of the Tax Code, the Common or Preferred Shares exceeding the Ownership Limit will be designated as "excess shares" and will be deemed to be automatically transferred to a trust (the "Share Trust") effective as of the close of business on the business day before the purported transfer of such excess Common or Preferred Shares. The record holder of the Common or Preferred Shares that are designated as excess shares (the "Purported Transferee") will have no rights in such shares except as described below. We will designate the trustee of the Share Trust (the "Share Trustee"), but the designee will not be affiliated with us. We will name one or more charitable organizations as beneficiaries of the Share Trust.

   Excess shares will remain issued and outstanding Common or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distributions on the excess shares and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all excess shares. At our direction, the Share Trustee must transfer the shares held in the Excess Share Trust to a person whose ownership of the shares will not violate the Ownership Limit. Such transfer must be made within 60 days after the latest of the date of the transfer that resulted in such excess shares and the date that our Board of Trustees determines in good faith that a transfer resulting in excess shares has occurred, if we do not receive notice of such transfer. Upon such a transfer, which is subject to our waiving our purchase right described below, the Purported Transferee generally will receive from the Share Trustee the lesser of the price per share such Purported Transferee paid for the Common or Preferred Shares that were designated as excess shares (or, in the case of a gift or devise, the market price (as defined below) per share on the date of such transfer) and the price per share received by the Share Trustee from the sale of such excess shares. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Purported Transferee will be distributed to the Beneficiary.

   The excess shares will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that created such excess shares (or, in the case of a gift or devise, the market price per share on the date of such transfer) and the market price per share on the date that we accept, or our designee accepts, such offer. We have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such excess shares and the date we determine in good faith that a transfer resulting in such excess shares occurred.

   "Market price" means the last sales price reported on the New York Stock Exchange for a particular class of shares on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price for such class of shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system on or through which such class of shares may be traded, or if not then traded on or through any exchange or quotation system, then the market price of such class of shares on the relevant date as determined in good faith by our Board of Trustees.

   Any person who acquires or attempts to acquire Common Shares or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common or Preferred Shares that were transferred to a Share Trust, will be required to give us immediate written notice of such event or, in the event of a proposed or attempted transfer, must give at least 15 days prior written notice of such event, and will be further required to provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our REIT status.

   The Declaration of Trust requires all persons who own, directly or indirectly, more than 5% (or such lower percentage as may be required pursuant to the regulations adopted under the Tax Code) of the number or value of the outstanding Common and Preferred Shares, within 30 days after January 1 of each year, to provide to us a written statement of the name and address of such direct or indirect owner, the number of Common and Preferred Shares owned directly or indirectly by such person and a description of how such shares are held. In addition, each direct or indirect shareholder must provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our REIT status and to ensure compliance with the Ownership Limit.

   The Ownership Limit generally will not apply to the acquisition of Common Shares or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as the Board may direct, may exempt a person from the Ownership Limit under certain circumstances. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect (taking into account certain attribution rules), of shares of beneficial interest in excess of the Ownership Limit would result in the termination of our REIT status. The foregoing restrictions will continue to apply until the Board determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

   The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for the Common Shares or that might for other reasons be considered by shareholders to be in their best interest.

   All certificates representing our Common or Preferred Shares are required to bear a legend referring to the restrictions described above.

Shareholder Liability

   Both Maryland statutory law governing real estate investment trusts organized under the laws of that state and the Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligations of the Company (other than the obligation to pay to the Company the consideration for which shares were or are to be issued) solely by virtue of his status as a shareholder. The Declaration of Trust further provides that the Company shall indemnify each shareholder against claims or liabilities to which the shareholder may become subject by reason of his being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, unless, in either case, such claim or liability arises out of the shareholder's bad faith, willful misconduct or gross negligence, and provided that the shareholder gives prompt notice as to any such claims or liabilities and takes such action as will permit the Company to conduct the defense thereof. In addition, it is the Company's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, a shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. The Company carries public liability insurance which it considers adequate. For this reason, the Company believes that any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage are not sufficient to satisfy the claims against the Company and its shareholders.

Indemnification of Trustees and Officers

   Maryland statutory law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or from active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Under the Declaration of Trust, the Company is required to indemnify each Trustee, officer, employee and agent to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a Trustee, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee in connection with any such proceedings. The Board believes that the indemnification provision will enhance the Company's ability to attract and retain superior Trustees and officers for the Company and subsidiaries of the Company.

   Additionally, the Company has entered into indemnity agreements with each of its executive officers and Trustees that require the Company to indemnify such persons to the fullest extent permitted by Maryland law in connection with any threatened, pending or completed litigation to which they may become subject as a result of their positions with the Company.

Transfer Agent and Registrar

   BankBoston, N.A. has been appointed as transfer agent and registrar for the Common Shares and we will specify in the applicable prospectus supplement the transfer agent and registrar for any other of the Offered Securities.

                 DESCRIPTION OF SECURITYHOLDER PURCHASE RIGHTS

   As set forth under "Plan of Distribution" below, the Company may sell Offered Securities directly through Securityholder Purchase Rights. If Offered Securities are to be sold through Securityholder Purchase Rights, such Securityholder Purchase Rights will be distributed as a dividend to securityholders of the Company or the Operating Partnership, for which the securityholders will not be required to pay any separate consideration. The prospectus supplement relating to any offer by the Company of Offered Securities pursuant to Securityholder Purchase Rights will describe the specific terms of the Securityholder Purchase Rights, including, where applicable:

    (1) the type and terms, and the number or amount of Offered Securities which will be offered pursuant to the Securityholder Purchase Rights;

    (2) the period during which and the price at which the Securityholder Purchase Rights will be exercisable;

    (3) the number of Securityholder Purchase Rights then outstanding;

    (4) any provisions for changes to or adjustments in the exercise price of the Securityholder Purchase Rights; and

    (5) any other material terms of the Securityholder Purchase Rights.

                        DESCRIPTION OF PREFERRED SHARES

   The Declaration of Trust provides that the Company may issue up to 150,000,000 Shares, consisting of Common Shares and such other types or classes of securities, including Preferred Shares, as the Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Company. At December 31, 1998, we had no outstanding Preferred Shares but the Board had authorized the issuance of a class of Series A Junior Participating Preferred Shares pursuant to the Shareholders Rights Plan described under "Description of Common Shares--Shareholders Rights Plan" below. The Company will contribute proceeds of issuances of each series of Preferred Shares to the Operating Partnership in exchange for "mirror" preferred partnership units having terms that are substantially similar to those of such Preferred Shares.

   The following description summarizes general terms and provisions of the Preferred Shares to which any prospectus supplement may relate. The statements below describing the Preferred Shares and the summary included in the applicable prospectus supplement are not complete and for more detail you should refer to the applicable provisions of the Declaration of Trust and Bylaws and any applicable amendment to the Declaration of Trust or Articles Supplementary designating terms of a series of Preferred Shares (a "Designating Amendment"). Each Designating Amendment will be filed as an exhibit to the registration statement relating to this prospectus or incorporated by reference into such registration statement by the filing of a Current Report on Form 8-K.

Terms

   Subject to the limitations prescribed by the Declaration of Trust, the Board of Trustees is authorized to fix the number of shares constituting each series of Preferred Shares and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees. The Board may provide to holder of Preferred Shares preferences, powers and rights that are senior to those of holders of Common Shares which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company. The Preferred Shares will, when issued, be fully paid and nonassessable by the Company (except as described under "--Shareholder Liability" below) and will have no preemptive rights.

   The prospectus supplement relating to any series of Preferred Shares offered by the Company will describe the specific terms thereof, including, where applicable:

    (1) the title and stated value of such Preferred Shares;

    (2) the number of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

    (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

    (4) the date from which dividends on such Preferred Shares shall accumulate, if applicable;

    (5) the procedures for any auction and remarketing, if any, for such Preferred Shares;

    (6) the provisions for a sinking fund, if any, for such Preferred
        Shares;

    (7) the provisions for redemption, if applicable, of such Preferred
        Shares;

    (8) any listing of such Preferred Shares on any securities exchange;

    (9) the terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares of the Company, including the conversion price (or manner of calculation thereof);

    (10) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

    (11) a discussion of federal income tax considerations applicable to such Preferred Shares;

    (12) the relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    (13) any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

    (14) any limitations on direct or indirect or constructive beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Rank

   Unless otherwise specified in the applicable prospectus supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidations, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares of the Company, and to all equity securities ranking junior to such Preferred Shares, (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term "equity securities" does not include convertible debt securities.

Dividends

   Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders or record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trustees.

   Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

   If Preferred Shares of any series are outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period. However, dividends may be so declared or paid or set apart for payment on such capital stock of the Company if:

    (1) such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period; or

    (2) such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series (the "Equally Ranked Series"), all dividends declared upon Preferred Shares of such series and any Equally Ranked Series shall be declared "pro rata." As used in the preceding sentence, "pro rata" means that the amount of dividends declared per Preferred Share of such series and the other Equally Ranked Series shall bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (not including any accumulation in respect of unpaid dividends if such Preferred Shares do not have a cumulative dividend) and such other Equally Ranked Series bear to each other. No interest, or sum or money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

   Except as provided in the immediately preceding paragraph, no dividends (other than in Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment (or other distribution declared or made) upon the Common Shares, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation unless:

    (1) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and

    (2) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

Also, no Common Shares, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by the Company. However, such a redemption, purchase or other acquisition is allowed if it is a conversion into or an exchange for other capital shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation.

Redemption

   Individual series of Preferred Shares may be made subject to mandatory redemption or redemption at the option of the Company, as a whole or in part. The terms, the times and the redemption prices thereof will be described in the applicable prospectus supplement.

   The prospectus supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of the Company, the terms of such Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable capital shares of the Company pursuant to the conversion provisions specified in the applicable prospectus supplement.

   However, no shares of any series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed unless:

    (1) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, or

    (2) if such series of Preferred Shares does not have a cumulative dividend, full dividends of the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

Also, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) unless the conditions described in clauses (1) and (2) above are satisfied.

   The restrictions stated in the foregoing paragraph, however, shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

   If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

   Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state:

    (1) the redemption date;

    (2) the number of shares and series of the Preferred Shares to be redeemed;

    (3) the redemption price;

    (4) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price;

    (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

    (6) the date upon which the holder's conversion rights, if any, as to such shares shall terminate.

If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holder of any Preferred Shares so call for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

   Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of capital shares of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holder of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

   If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

   Holders of the Preferred Shares of each series will not have any voting rights, except as set forth below or in the applicable prospectus supplement or as required by applicable law. The following is a summary of the voting rights that, unless provided otherwise in the applicable prospectus supplement or as required by applicable law, will apply to each series of Preferred Shares.

   If six quarterly dividends (whether or not consecutive) payable on the Preferred Shares of such series or any other series of Preferred Shares ranking on a parity with such series of Preferred Shares with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up ("Parity Shares") are in arrears, whether or not earned or declared, the number of Trustees then constituting the Board will be increased by two, and the holders of Preferred Shares of such series, voting together as a class with the holders of any other series of Parity Shares (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional trustees to serve on the Board at any annual meeting of shareholders or a properly called special meeting of the holders of Preferred Shares of such series and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the current quarterly period on the Preferred Shares of such series and such other Voting Preferred Shares have been paid or declared and set aside for payment. Such voting rights will terminate when all such accrued and unpaid dividends have been declared and paid or set aside for payment. The term of office of all trustees so elected will terminate with the termination of such voting rights.

   The approval of two-thirds of the outstanding Preferred Shares of such series and all other series of Voting Preferred Shares similarly affected, voting as a single class, will be required in order to:

    (1) amend the Declaration of Trust to affect materially and adversely the rights, preferences or voting power of the holders of the Preferred Shares of such series or the Voting Preferred Shares;

    (2) enter into a share exchange that affects the Preferred Shares of such series, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into the Company, unless in each such case each Preferred Share of such series remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Preferred Share of such series (except for changes that do not materially and adversely affect the holders of the Preferred Shares of such series); or

    (3) authorize, reclassify, create, or increase the authorized amount of any class of shares having rights senior to the Preferred Shares of such series with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

However, the Company may create additional classes of Parity Shares and series of Preferred Shares ranking junior to such series of Preferred Shares with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up ("Junior Shares"), increase the authorized number of Parity Shares and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Preferred Shares of such series.

   Except as provided above and as required by law, the holders of Preferred Shares of each series will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all of the assets of the Company.

Conversion Rights

   The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable prospectus supplement relating to such Preferred Shares. The terms will include:

    (1) the number of Common Shares into which the Preferred Shares are convertible and the conversion price (or manner of calculation thereof);

    (2) the conversion period and provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company; and

    (3) the events requiring an adjustment of the conversion price, the manner of determining any such adjustment and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

Restrictions on Ownership

   The Designating Amendment for each series of Preferred Shares may contain provisions restricting the ownership and transfer of the Preferred Shares similar to those described under "Description of Common Shares--Restrictions on Transfer." The applicable prospectus supplement will specify any additional ownership limitations relating to a series of Preferred Shares and all certificates representing Preferred Shares will bear a legend referring to any such restrictions.

Registrar and Transfer Agent

   The registrar and transfer agent for the Preferred Shares will be set forth in the applicable prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

General

   The Company may issue Depositary Shares, each of which will represent a fractional interest in a Preferred Share of a particular series of Preferred Shares, as described in the applicable prospectus supplement. The Company will deposit Preferred Shares represented by Depositary Shares with a depositary (the "Preferred Shares Depositary") pursuant to a separate deposit agreement (the "Deposit Agreement") among the Company, the Preferred Shares Depositary and the holders from time to time of the depositary receipts issued by the Preferred Shares Depositary which will evidence the Depositary Shares ("Depositary Receipts"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular class of Preferred Shares represented by the Depositary Shares evidenced by the Depositary Receipt, to all the rights and preferences of the class of the Preferred Shares represented by the Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

   Immediately after the Company issues and delivers the Preferred Shares to a Preferred Shares Depositary, it will cause the Preferred Shares Depositary to issue the Depositary Receipts evidencing the Depositary Shares on its behalf. The statements made in this section relating to the Deposit Agreements and the Depositary Receipts are summaries of certain anticipated provisions. These summaries are not complete and may be modified by the applicable prospectus supplement. For more detail you should refer to the Deposit Agreement itself, which will be included with or incorporated by reference in the prospectus supplement relating to any offer of Depositary Shares.

Dividends and Other Distributions

   The Preferred Shares Depositary will distribute all cash dividends or other cash distributions received in respect of a series of Preferred Shares to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary.

   In the event of a distribution other than in cash, the Preferred Shares Depositary will distribute property that it receives to the record holders of Depositary Receipts entitled to the property, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Shares Depositary, unless the Preferred Shares Depositary determines that it is not feasible to make the distribution, in which case the Preferred Shares Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

   No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Shares converted into Excess Shares (as defined above in "Description of Common Shares--Restrictions on Transfer") or otherwise converted or exchanged.

Withdrawal of Stock

   Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Shares Depositary (unless the related Depositary Shares have previously been called for redemption or converted, or converted into Excess Shares or otherwise), the holders will be entitled to delivery at the corporate trust office, or upon each such holder's order, of the number of whole or fractional shares of the series of Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related series of Preferred Shares on the basis of the proportion of Preferred Shares represented by each Depositary Share as specified in the applicable prospectus supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to

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

be withdrawn, the Preferred Shares Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing the excess number of Depositary Shares.

Redemption of Depositary Shares

   Whenever the Company redeems Preferred Shares held by the Preferred Shares Depositary, the Preferred Shares Depositary will redeem as of the same redemption date the number of the Depositary Shares representing such series of Preferred Shares so redeemed, provided the Company has paid in full to the Preferred Shares Depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid dividends on the Preferred Shares to the date fixed for redemption. The redemption price per Depositary Share will be equal to the corresponding portion of the redemption price and any other amounts per share payable with respect to such series of Preferred Shares. If the Company redeems fewer than all the Depositary Shares, the Depositary Shares selected will be redeemed pro rata (as nearly as may be practicable without creating fractional Depositary Shares), by lot or by any other equitable method that the Company determines will not result in the issuance of any Excess Shares.

   From and after the date fixed for redemption, all dividends in respect of a series of Preferred Shares so called for redemption will cease to accrue, the Depositary Shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the Depositary Receipts were entitled upon redemption upon surrender of the Depositary Receipts to the Preferred Shares Depositary.

Voting of the Preferred Shares

   Upon receipt of notice of any meeting at which the holders of a series of Preferred Shares deposited with the Preferred Shares Depositary are entitled to vote, the Preferred Shares Depositary will mail the information contained in the notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such series of Preferred Shares. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for such series of Preferred Shares) will be entitled to instruct the Preferred Shares Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by the holder's Depositary Shares. The Preferred Shares Depositary will vote the amount of such series of Preferred Shares represented by the Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which the Preferred Shares Depositary may deem necessary in order to enable the Preferred Shares Depositary to do so. The Preferred Shares Depositary will abstain from voting the amount of Preferred Shares represented by the Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares. The Preferred Shares Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the Preferred Shares Depositary's negligence or willful misconduct.

Liquidation Preference

   In the event that the Company voluntarily or involuntarily liquidates, dissolves or wind ups, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by the Depositary Share evidenced by the Depositary Receipt as set forth in the applicable prospectus Supplement.

Conversion of Preferred Shares

   Unless, and to the extent, otherwise provided in the applicable prospectus supplement, the Depositary Shares, as such, will not be convertible into Common Shares or any other securities or property. See "Description of Common Shares-- Restrictions on Transfer."

Amendment and Termination of a Deposit Agreement

   The form of Depositary Receipt evidencing Depositary Shares which represent Preferred Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Shares Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be inconsistent in any material adverse respect with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable Depositary Shares evidenced by the applicable Depositary Receipts then outstanding. No amendment will impair the right, subject to certain anticipated exceptions in the Deposit Agreements, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related class of Preferred Shares and all money and other property, if any, represented by the Depositary Receipt, except in order to comply with applicable law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended.

   The Company may terminate a Deposit Agreement upon not less than 30 days' prior written notice to the Preferred Shares Depositary if such termination is necessary to preserve the Company's status as a REIT or a majority of each series of Preferred Shares subject to the Deposit Agreement consents to termination, at which time the Preferred Shares Depositary will deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by the holder, the number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by the Depositary Receipts, together with any other property held by the Preferred Shares Depositary with respect to the Depositary Receipts. The Company will agree that if a Deposit Agreement is terminated to preserve its status as a REIT, then it will use its best efforts to list each series of Preferred Shares issued upon surrender of the related Depositary Shares. In addition, a Deposit Agreement will automatically terminate if:

    (1) the Company has redeemed all outstanding Depositary Shares;

    (2) there shall have been a final distribution in respect of each series of Preferred Shares in connection with the Company's liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of the Depositary Receipts evidencing the Depositary Shares representing such series of Preferred Shares; or

    (3) each related Preferred Share shall have been converted into a security of the Company which is not represented by Depositary Shares.

Charges of Preferred Shares Depositary

   The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Shares Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of the Preferred Shares Depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Preferred Shares Depositary

   A Preferred Shares Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Shares Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Shares Depositary. A successor Preferred Shares Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company with its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Miscellaneous

   The Preferred Shares Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Shares Depositary with respect to the related Preferred Shares.

   The Company will not be liable, and the Preferred Shares Depositary will not be liable, if either is prevented from or delayed in, by law or any circumstances beyond its control, performing the obligations under the Deposit Agreement. The Company's obligations and the obligations of the Preferred Shares Depositary under the Deposit Agreement will be limited to performing their respective duties in good faith and without negligence (in the case of any action or inaction in the voting of a series of Preferred Shares represented by the Depositary Shares), and without gross negligence or willful misconduct (in the case of any other action or inaction). The Company will not be obligated, and the Preferred Shares Depositary will not be obligated, to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or a series of Preferred Shares represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Shares Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Shares represented thereby for deposit, holders of Depositary Receipts or other persons that the Company believes in good faith to be competent to give such information, and on documents that each believes in good faith to be genuine and signed by a proper party.

   If a Preferred Shares Depositary receives conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and from the Company, on the other hand, the Preferred Shares Depositary will be entitled to act on such claims, requests or instructions received from the Company.

                            DESCRIPTION OF WARRANTS

   We may issue Warrants for the purchase of Common Shares or Preferred Shares. Warrants may be issued independently or together with any other Offered Securities that are offered pursuant to any prospectus supplement and the Warrants may be attached to or may be transferable separately from such Offered Securities. We will issue each series of Warrants under a separate warrant agreement that we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as the Company's agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with respect to any provisions of the Warrants.

   The prospectus supplement relating to any Warrants offered by the Company will describe the specific terms thereof, including, where applicable:

    (1) the title of the Warrants;

    (2) the aggregate number of the Warrants;

    (3) the price or prices at which the Warrants will be issued;

    (4) the designation, terms and number of Common Shares or Preferred Shares purchasable upon exercise of the Warrants;

    (5) the designation and terms of any securities with which the Warrants are issued and the number of any Warrants issued with each such security;

    (6) the date, if any, on and after which the Warrants and the related Common Shares or Preferred Shares will be separately transferable, including any limitations on ownership and transfer of the Warrants as may be appropriate to preserve the Company's status as a REIT;

    (7) the price at which each Common Share or Preferred Share purchasable upon exercise of the Warrants may be purchased;

     (8) the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

     (9) the minimum or maximum amount of the Warrants which may be exercised at any one time;

    (10)  information with respect to book-entry procedures, if any;

    (11) a discussion of federal income tax considerations relevant to the Warrants; and

    (12) any other terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                 THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

   We have summarized in the following paragraphs provisions of Maryland law, the Declaration of Trust and the Bylaws that we consider to be significant. This summary is not complete and reference is made to Maryland law as well as the Declaration of Trust and the Bylaws, which are filed as exhibits to the Registration Statement of which this prospectus is a part. See "Where You Can Find More Information."

Board of Trustees

   The Declaration of Trust and the Bylaws provide that the number of Trustees of the Company may be established by a majority of a quorum of the entire Board of Trustees but may not be fewer than three nor more than fifteen. As of December 31, 1998, there are seven Trustees. The Declaration of Trust also provides that a majority of the Trustees must be "Independent Trustees." An "Independent Trustee" is a person who is not an officer or employee of Cabot Industrial Trust. Any vacancy on the Board of Trustees arising for any cause other than an increase in the number of Trustees may be filled by a majority of the remaining Trustees, even if less than a quorum, or by a sole remaining Trustee. Any vacancy created by an increase in the number of Trustees may be filled by a majority of the entire Board. Only the Independent Trustees may nominate a replacement for a vacancy in an Independent Trustee position. In the event a majority of the Board are not Independent Trustees, the remaining Independent Trustees (or, if there are no Independent Trustees, the remaining members of the Board) shall elect that number of Independent Trustees necessary to cause the Board to include a majority of Independent Trustees.

   The Trustees are divided into three classes, holding office initially for one-year, two-year and three-year terms, respectively. As these initial terms expire, Trustees in each class are elected for terms of three years and until their successors are duly elected and qualified. At least two annual meetings of shareholders, instead of one, will thus generally be required to effect a change in a majority of the Board of Trustees. The Company believes that classification of the Board of Trustees in this manner helps to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. The classified Trustee provision could have the effect of making the removal of incumbent Trustees more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be considered by some or many shareholders to be beneficial to the Company and its shareholders.

   Holders of Common Shares have no right to cumulative voting for the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of Common Shares voting together as a single class will be able to elect all of the successors of the Trustees whose terms expire at that meeting. Trustees may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. This provision has the effect of limiting shareholders' power to remove incumbent Trustees to cases in which a substantial majority of shareholders approve such removal.

Business Combinations

   Under the Maryland General Corporation Law, as amended from time to time (the "MGCL"), as applicable to Maryland real estate investment trusts, certain "business combinations" (including mergers, consolidations, share exchanges and asset transfers and certain issuances or reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the trust (an "Interested Shareholder"), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the trust, other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the Interested Shareholder, voting together as a group, unless, among other conditions, the trust's common shareholders receive at least a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder.

Control Share Acquisitions

   The MGCL, as applicable to Maryland real estate investment trusts, provides that "control shares" (as defined below) of a Maryland real estate investment trust acquired in a "Control Share Acquisition" (as defined below) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquirer, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions. As permitted under Maryland law we have elected in our Bylaws that these control share provisions of Maryland law will not apply to Control Share Acquisitions involving the Company, but such election could be changed in the future.

   A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

   If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) at their fair value, determined without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share Acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

   The Control Share Acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Amendment to the Declaration of Trust

   The Trustees, by a two-thirds vote, may amend the provisions of the Declaration of Trust, without shareholder approval, to qualify the Company as a REIT. The Board of Trustees may also amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of Shares that the Company has the authority to issue. Otherwise, the Company's Declaration of Trust generally may be amended only by the affirmative vote or written consent of the holders of not less than a majority of the outstanding Shares then entitled to vote, except with respect to: (1) the election of Trustees (which, under our Bylaws, requires a plurality of all the votes cast at a shareholders' meeting at which a quorum is present), (2) the removal of Trustees (which requires the affirmative vote of the holders of two-thirds of our outstanding shares of beneficial interest entitled to vote generally in the election of Trustees, which action can only be taken by vote at a shareholder meeting), (3) our merger with or into another entity, consolidation or sale (or other disposition) of all or substantially all of our assets (which each requires the affirmative vote of the holders of two-thirds of our outstanding shares entitled to vote on the matter, which action can only be taken by vote at a shareholder meeting), and (4) our dissolution (which requires the affirmative vote of two-thirds of our outstanding shares).

Termination of the Company and REIT Status

   The Declaration of Trust permits (1) the termination of the Company and the discontinuation of the operations of the Company by the affirmative vote or written consent of the holders of not less than two-thirds of the Company's outstanding Shares of all classes and (2) the termination of the Company's qualification as a REIT if such qualification, in the opinion of the Board of Trustees, is no longer advantageous to the shareholders.

Advance Notice of Trustee Nominations and New Business

   The Bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only:

    (1) pursuant to the Company's notice of the meeting;

    (2) by or at the direction of the Board of Trustees, or

    (3) by a shareholder who was a shareholder of record at the time of giving advance notice of such nomination or proposal and is entitled to vote at the meeting and has complied with the advance notice procedures contained in the Bylaws.

   The Bylaws also provide that, with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws

   The business combination provisions of the MGCL, the provisions of the Declaration of Trust on classification of the Board of Trustees and removal of Trustees and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or which shareholders might otherwise consider to be in their best interest.

                        OPERATING PARTNERSHIP AGREEMENT

General

   Substantially all of the Company's assets, including its interests in its properties, are held by, and its operations are conducted through, the Operating Partnership. At December 31, 1998, the Company held Units equal to 42.7% of the economic interest in the Operating Partnership and the Company controls the Operating Partnership in its capacity as the sole general partner. The Company's interest in the Operating Partnership entitles it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the Company's percentage ownership of the Operating Partnership (apart from tax allocations of profits and losses to take into account pre-contribution property appreciation). The Operating Partnership's limited partners (the "Limited Partners") own the economic interest in the Operating Partnership not held by the Company.

   The Company holds one Unit in the Operating Partnership for each Common Share that it has issued. The net proceeds from issuances of Common Shares are contributed by the Company to the Operating Partnership in exchange for an equivalent number of Units.

   As the general partner of the Operating Partnership, the Company has the exclusive power under the Operating Partnership's limited partnership agreement (the "Operating Partnership Agreement") to manage and conduct the business of the Operating Partnership. The Board of Trustees of the Company manages the affairs of the Company by directing the affairs of the Operating Partnership. The Operating Partnership is responsible for, and pays when due, its share of all administrative and operating expenses of the properties.

   The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this prospectus, is not complete and for more detail you should refer to the Operating Partnership Agreement, which was filed as an exhibit to a Registration Statement previously filed and is available as described under "Where You Can Find More Information."

Management

   The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. The Company, as the sole general partner of the Operating Partnership, generally has full, exclusive and complete discretion in managing and controlling the Operating Partnership. The limited partners of the Operating Partnership have no authority to transact business for, or to participate in the management activities or decisions of, the Operating Partnership, except as provided in the Operating Partnership Agreement and as provided by applicable law. However, the consent of all the limited partners is required to (1) take any action that would make it impossible to carry on the ordinary business of the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; (2) possess Operating Partnership property, or assign any rights to specific Operating Partnership property for other than an Operating Partnership purpose, except as otherwise provided in the Operating Partnership Agreement;
(3) admit a person as a partner, except as otherwise provided in the Operating Partnership Agreement; or (4) perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in the Operating Partnership Agreement or under Delaware law.

Indemnification

   The Operating Partnership Agreement provides that each individual made a party to a proceeding by reason of his status as a general partner or an officer of the Operating Partnership or a trustee or officer of the Company or any other person as the Company may designate from time to time in its sole and absolute discretion (each, an "Indemnitee") will be indemnified and held harmless by the Operating Partnership for any act relating to the operation of the Operating Partnership unless it is established that (1) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the Indemnitee actually received an improper personal benefit of money, property or services; or (3) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The Operating Partnership Agreement further provides that the termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth above. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, would, under the Operating Partnership Agreement, create a rebuttable presumption that the individual acted in a manner contrary to that specified above. Any indemnification so made shall be made only out of the assets of the Operating Partnership.

Capital Contributions

   When the Company contributes additional capital to the Operating Partnership from the proceeds of Common Shares (or preferred shares of beneficial interest) issued by the Company, the Company's interest in the Operating Partnership will be increased on a proportionate basis based upon the number of Common Shares (or Preferred Shares) issued to the extent the net proceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.

Tax Matters

   Pursuant to the Operating Partnership Agreement, the Company is the tax matters partner of the Operating Partnership and, as such, has authority to make certain tax related decisions and tax elections under the Code on behalf of the Operating Partnership.

Operations

   The Operating Partnership Agreement allows the Company to operate the Operating Partnership in a manner that enables the Company to satisfy the requirements for being classified as a REIT. The Operating Partnership Agreement also requires the distribution of cash available for distribution of the Operating Partnership quarterly on a basis in accordance with the Operating Partnership Agreement.

Duties and Conflicts

   The Operating Partnership Agreement provides that the Company shall not enter into or conduct any business other than in connection with its ownership, acquisition and disposition of partnership interests in the Operating Partnership and the management of the business and incidental activities of the Operating Partnership. Therefore, all activities pertaining to the acquisition, development, management and operation of any properties, must be conducted through the Operating Partnership.

Term

   The Operating Partnership will continue in full force and effect until December 31, 2097 or until sooner dissolved upon (1) the withdrawal of the Company as a general partner (unless all of the limited partners elect to continue the Operating Partnership), or (2) by the election of the Company, with the consent of a majority in interest of Limited Partners, or (3) in connection with a merger or other combination of the Operating Partnership, or
(4) by the sale or other disposition of all or substantially all of the assets of the Operating Partnership, or (5) entry of a decree of judicial dissolution of the Operating Partnership, or (6) bankruptcy or insolvency of the Company.

                        FEDERAL INCOME TAX CONSEQUENCES

   We intend to operate in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Tax Code. We can give no assurance, however, that such requirements will be met. The following summarizes the federal income tax considerations for the Company and our shareholders with respect to our treatment as a REIT. The information below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is based on the opinion of Mayer, Brown & Platt. Mayer, Brown & Platt has served as counsel to the Company regarding the material federal income tax consequences relevant to purchasers of the Common Shares.

   Based on the matters described below, in the opinion of Mayer, Brown & Platt, we have been organized in conformity with the requirements for qualification as a REIT, beginning with our taxable year ended December 31, 1998, and our actual and proposed method of operation (as we represented to Mayer, Brown & Platt) will enable us to continue to satisfy the requirements for such qualification. Their opinion is based on certain assumptions relating to the organization and operation of the Company, the Operating Partnership and the Management Company. These assumptions include: (1) that the Formation Transactions were consummated in accordance with the operative documents therefor, (2) that such documents accurately reflect the material facts of such transactions, (3) that the Company, the Operating Partnership and the Management Company will each be operated in the manner described in their applicable organizational documents and in representations we have given to Mayer, Brown & Platt, and (4) that all terms and provisions of such documents will be complied with by all parties involved. Their opinion is also conditioned upon certain representations made to them in reference to certain factual matters relating to our organization. In addition, this opinion is based on the law existing and in effect on this date. Our qualification and taxation as a REIT will depend on compliance with such law existing and in effect on this date and as the same may be later amended. Our qualification and taxation as a REIT will further depend upon our ability to meet, on a continuing basis through actual operating results, asset composition, distribution levels and diversity of share ownership, the various qualification tests imposed under the Tax Code discussed below. Counsel will not review compliance with these tests on a continuing basis and no assurance can be given that we will satisfy such tests on a continuing basis.

   In brief, a corporation that invests primarily in real estate can claim a tax deduction for the dividends it pays to its shareholders as long as it meets the REIT provisions of the Tax Code described below. Such a corporation generally is not taxed on its "REIT taxable income" to the extent such income is currently distributed to shareholders. This substantially eliminates the "double taxation" (i.e., at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity fails to qualify as a REIT in any year, it will not be able to deduct any portion of the dividends it paid to its shareholders. Thus it would be subject to full federal income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders. See "--Taxation of the Company--General" and "--Taxation of the Company--Failure to Qualify."

   Our Board of Trustees currently believes that we have operated and will operate in a manner that permits us to elect (and that we will timely and effectively elect) REIT status for our taxable year ended December 31, 1998 and in each taxable year after that. There can be no assurance, however, that this expectation will be fulfilled for the following reasons. Qualification as a REIT depends on our continuing to satisfy the numerous asset, income and distribution tests described below, which in turn will depend on our operating results.

   The following summary is based on the Tax Code, its legislative history, administrative pronouncements, judicial decisions and United States Treasury Department ("Treasury") regulations. Subsequent changes to any of these may affect the tax consequences described here, possibly on a retroactive basis. The following summary neither exhausts all possible tax considerations, nor gives a detailed discussion of any state, local, or foreign tax considerations, nor discusses all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders

(including insurance companies, tax-exempt entities, financial institutions, broker- dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

Taxation of Company

   General. In any year in which we qualify as a REIT, we will generally not be subject to federal income tax on that portion of our REIT taxable income or capital gain which is distributed to shareholders. We may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. Under recently enacted legislation and to the extent we elect to retain and pay income tax on our net long-term capital gains, shareholders are required to include their proportionate share of the Company's undistributed long-term capital gain in income. However, they receive a credit for their share of any taxes paid on such gain by the Company.

   Notwithstanding our qualification as a REIT, we may also be subject to taxation in certain other circumstances. If we should fail to satisfy either the 75% or the 95% gross income test (discussed below), but maintain our qualification as a REIT (because certain other requirements are met), we will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. We will also be subject to a tax of 100% on net income from any "prohibited transaction" (as described below). If we have net income from the sale or other disposition of "foreclosure property," which is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that we elect to retain and pay income tax on our net long-term capital gains, such retained amounts will be treated as distributed for purposes of the 4% excise tax. We may also be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. Our Management Company will be taxed on its income at regular corporate rates. We will use the calendar year both for federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

   REIT Qualification Requirements. In order to qualify as a REIT, we must meet, among others, the following requirements:

   Share Ownership Tests. Our shares of beneficial interest (which term, in our case, currently means the Common Shares) must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly and including the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These share ownership requirements need not be met until the second taxable year of the Company for which a REIT election is made. As we have represented to Mayer, Brown & Platt, we have satisfied and will continue to satisfy these requirements.

   In order to attempt to ensure compliance with the foregoing share ownership tests, we have placed certain restrictions on the ownership and transfer of the shares of beneficial interest. This should prevent additional concentration of stock ownership. Moreover, to show evidence of compliance with these requirements, Treasury regulations require us to maintain records which disclose the actual ownership of our outstanding shares of beneficial interest and such regulations impose penalties against us for failing to do so. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares of beneficial interest. The statements must disclose the actual owners of such shares of beneficial interest (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A shareholder failing or refusing to comply with the written demand must submit with his tax return a similar statement, disclosing the actual ownership of shares of beneficial interest and certain other information. In addition, our Declaration of Trust provides restrictions regarding the ownership and transfer of its shares of beneficial interest that are intended to assist us in continuing to satisfy the share ownership requirements. See "Description of Common Shares--Restrictions on Transfer."

   Asset Tests. At the close of each quarter of our taxable year, we must satisfy two tests, which relate to the nature of our assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class may not exceed:

     (1) in the case of securities of any one non-government issuer, 5% of the value of our total assets (the "Value Test"); or

     (2) 10% of the outstanding voting securities of any one such issuer (the "Voting Stock Test").

As we have represented to Mayer, Brown & Platt, we have and will satisfy the 75% asset test, the Value Test, and the Voting Test at the close of each quarter of our taxable years ended 1998 and afterwards. Where we invest in a partnership (such as the Operating Partnership), we will be deemed to own a proportionate share of the partnership's assets. The partnership interest does not constitute a security for purposes of these tests. See "--Tax Aspects of the Company's Investments in Partnerships--General." Accordingly, our investment in the properties through our interest in the Operating Partnership is intended to constitute an investment in qualified assets for purposes of the 75% asset test.

   The Operating Partnership owns 100% of the non-voting preferred stock of the Management Company. By virtue of our partnership interest in the Operating Partnership, we are deemed to own initially a pro rata share of such non-voting preferred stock. Because the Operating Partnership owns none of the voting common stock of the Management Company, and because the non-voting preferred stock's approval right is limited to certain fundamental corporate actions that could adversely affect the preferred stock as a class, we believe the Voting Stock Test should be satisfied.

   Based upon the analysis of the estimated value of the stock of the Management Company (owned by the Operating Partnership) relative to the estimated value of the total assets (owned by the Operating Partnership), we believe that our pro rata share of the stock of the Management Company (held by the Operating Partnership) does not exceed on the date of this prospectus 5% of the value of our total assets. In rendering its opinion as to our qualification as a REIT, Mayer, Brown & Platt is relying on our representations to such effect with respect to the value of such stock and assets.

   The Value Test must be satisfied at the end of any quarter in which we increase our interest in the Management Company or acquire other property. If any Limited Partner exercises its conversion option to exchange Units for common shares, we will thereby increase our proportionate (indirect) ownership interest in the Management Company. This will require us to meet the Value Test in any quarter in which such conversion option is exercised. A similar result will follow in the case of any exchange of Units by employees of the Operating Partnership or the Management Company that they received pursuant to our Long Term Incentive Plan. We plan to take steps to ensure that the Value Test is satisfied for any quarter in which retesting is to occur. However, we cannot give assurance that such steps will always be successful and will not require a reduction in the Operating Partnership's overall interest in the Management Company.

   Gross Income Tests. There are two separate percentage tests relating to the sources of our gross income which must be satisfied for each taxable year. For purposes of these tests, where we invest in a partnership, we will be treated as receiving our share of the income and loss of the partnership. The gross income of the partnership will retain the same character in our hands as it has in the hands of the partnership. See "--Tax Aspects of the Company's Investments in Partnerships--General" below. The two tests are separately described below:

   The 75% Test. At least 75% of our gross income for the taxable year must be "qualifying income." Qualifying income generally includes:

    (1) rents from real property (except as modified below);

    (2) interest on obligations secured by mortgages on, or interests in, real property;

    (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property bought primarily for sale to customers in the ordinary course of our trade or business ("dealer property");

    (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares;

    (5) abatements and refunds of real property taxes;

    (6) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); and

    (7) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property.

   Rents received from a customer will not, however, qualify as rents from real property in satisfying the 75% gross income test (or the 95% gross income test described below) if we own or are deemed to own, or an owner or deemed owner of 10% or more of the Company owns, directly or constructively 10% or more of such customer. If the portion of any rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, such portion of the rent will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for the 75% and 95% gross income tests, if it is based , in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage, or percentages, of receipts or sales. Finally, for rents received to qualify as rents from real property for the 75% and 95% gross income tests, we generally must not operate or manage the property, or furnish or render services to customers other than through an "independent contractor" from whom we derive no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by us are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience" of the amounts received with respect to such services do not exceed 1% of all amounts received or accrued, directly or indirectly, by us during the taxable year with respect to such property.

   We monitor our operations in the context of these standards so as to satisfy the 75% and 95% gross income tests and have represented to Mayer, Brown & Platt that we have and will satisfy these tests for our taxable years ended 1998 and afterwards. The Operating Partnership provides certain services at the properties that it owns and may provide such services at any newly acquired properties of the Operating Partnership. We believe that for purposes of the 75% and 95% gross income tests, the services provided at such properties (and any other services and amenities provided by the Operating Partnership or its agents) are or will be of the type, which is usually or customarily rendered in connection with the rental of space for occupancy only and not those rendered to the occupant for his convenience. Mayer, Brown & Platt, in rendering its opinion as to our qualification as a REIT, is relying on our representations to that effect. We intend that independent contractors will perform services that cannot be provided directly by the Operating Partnership, the Management Company or other agents. We anticipate that the dividend income on our indirect investment in the Management Company will not cause us to fail the 75% gross income test.

   The 95% Test. In addition to deriving 75% of our gross income from the sources above, at least 95% of our gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on any obligations (not collateralized by an interest in real property) are included for purposes of the 95% test, but not for purposes of the 75% gross income test. In addition, payments to us under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by us to hedge our indebtedness incurred or to be incurred (and any gain from the sale or other disposition of these instruments) are treated as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. We closely monitor our non-qualifying income and anticipate that non-qualifying income from other activities will not result in our failing to satisfy either the 75% or 95% gross income test.

   To determine whether we comply with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A sale of dealer property (excluding foreclosure property) is a "prohibited transaction", except that a sale of property will not be a prohibited transaction if we hold such property for at least four years, and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of the Company-- General" and "--Tax Aspects of the Company's Investments in Partnerships--Sale of Properties."

   We believe that, for purposes of both the 75% and the 95% gross income tests, our investment in properties through the Operating Partnership in major part gives rise to qualifying income in the form of rents. We also believe that gains on sales of the properties, or of our interest in the Operating Partnership, generally will also constitute qualifying income.

   Even if we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain provisions of the Tax Code. These relief provisions will generally be available if:

     (1) our failure to comply is due to reasonable cause and not to willful neglect;

    (2) we report the nature and amount of each item of our income included in the tests on a schedule attached to our tax return; and

     (3) any incorrect information on this schedule is not due to fraud with intent to evade tax.

If these relief provisions apply, however, we will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect our profitability.

   Annual Distribution Requirements. In order to qualify as a REIT, we are required to distribute dividends to our shareholders each year in an amount at least equal to:

    (1) the sum of (x) 95% of our REIT taxable income (computed without regard to the dividends paid deduction and the Company's net capital gain) and (y) 95% of the net income (after tax), if any, from foreclosure property, minus

     (2) the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year, if they are declared before we timely file our tax return for such year and if they are paid on or before the first regular dividend payment after the declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 95%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gain or ordinary corporate tax rates, as the case may be.

   We intend to make timely distributions sufficient to satisfy the annual distribution requirements, as described in the first sentence of the preceding paragraph. We have represented to Mayer, Brown & Platt that we have and will satisfy these distribution requirements for our taxable years ended 1998 and afterwards. In this regard, the Operating Partnership Agreement authorizes us in our capacity as general partner to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet the distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 95% distribution requirement. This may be due to timing differences between the actual receipt of income and actual payment of expenses on the one hand and the inclusion of such income and deduction of such expense (in computing our REIT taxable income) on the other hand. Additionally, this may be due to the Operating Partnership's inability to control cash distributions (relating to any properties over which it does not have decision making control), or for other reasons. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) to satisfy the distribution requirement. However, we cannot assure that such borrowing would be available at such time.

   If we fail to meet the 95% distribution requirement as a result of an adjustment to our tax return by the Internal Revenue Service, we may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

   Failure to Qualify. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will they generally be required to be made under the Tax Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and subject to certain limitations in the Tax Code. Also, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of Our Investments in Partnerships

   General. We hold a partnership interest in the Operating Partnership. In general, a partnership is a "pass-through" entity which is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partner received a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income. See "--Taxation of the Company--General" and "--Gross Income Tests."

   Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement although, the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Tax Code Section 704(b) and the regulations under Tax Code Section 704(b). The Operating Partnership's allocation of tax attributes are intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, we will be deemed to own our proportionate share of each of the assets of the partnership and will be deemed to have received a share of the income of the Partnership based on our capital interest in the Operating Partnership. Accordingly, any resultant increase in our REIT taxable income from our interest in the Operating Partnership (whether or not a corresponding cash distribution is also received from the Operating Partnership) will increase our distribution requirements (see "--Taxation of the Company--Annual Distribution Requirements"), but will not be subject to federal income tax in our hands provided that we distribute an amount equal to such income to our shareholders. Moreover, for purposes of the REIT asset tests (see "--Taxation of the Company--Asset Tests"), we will include our proportionate share of assets held by the Operating Partnership.

   Entity Classification. Based on our representations that the Operating Partnership will satisfy certain conditions to avoid classification as a "publicly traded partnership" under the Tax Code, in the opinion of Mayer, Brown & Platt under existing federal income tax law and regulations, the Operating Partnership will be treated for federal income tax purposes as a partnership, and not as an association taxable as a corporation. Such opinion, however, is not binding on the Internal Revenue Service.

   Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Tax Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as certain of the properties or interests therein) must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic arrangements among the partners. The formation of the Operating Partnership included contributions of appreciated property (including certain of the properties or interests therein). Consequently, the Operating Partnership Agreement requires certain allocations to be made in a manner consistent with Section 704(c) of the Tax Code.

   In general, certain of the Limited Partners as contributors of certain of the properties or interests therein will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership on the contributed assets (including certain of such properties). This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale, and accordingly variations from normal Section 704(c) principles may arise, which could result in the allocation of additional taxable income to us in excess of corresponding cash proceeds in certain circumstances.

   Treasury regulations under Section 704(c) of the Tax Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences. Such determinations could have differing timing and other effects on us.

   Properties acquired by the Operating Partnership in taxable transactions will in general have a tax basis equal to their fair market value. Section 704(c) of the Tax Code will not apply in such cases.

   Sale of Properties. Our share of any gain realized by the Operating Partnership on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject to 100% penalty tax. See "--Taxation of the Company--General" and "--Gross Income Tests--The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We intend to hold (and, to the extent within our control, to have any joint venture to which the Operating Partnership is a partner hold) properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make such occasional sales of our properties and other properties acquired subsequent to the date hereof as are consistent with our investment objectives. Based upon our investment objectives, we believe that overall, our properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

Taxation of Shareholders

   Taxation of Taxable Domestic Shareholders. As long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be taxed to such shareholders as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Distributions of net capital gain that we designate as capital gain dividends will be taxed to such shareholders as long-term capital gain (to the extent they do not exceed our actual net capital gain for the fiscal year) without regard to the period for which the shareholder has held its shares of beneficial interest. However, corporate shareholders may be required to treat up to 20% of capital gain dividends as ordinary income. To the extent that we make distributions in excess of current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's common shares by the amount of such excess distribution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gains (if the Common Shares are held by the shareholder as a capital asset). See "Distribution Policy." In addition, any dividend that we declare in October, November or December of any year, which is payable to a shareholder of record on a specific date in any such month, shall be treated as both paid by us and received by the shareholder on December 31 of such year as long as we actually pay the dividend during January of the following calendar year. Shareholders may not include our net operating losses in their individual income tax returns. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to our shareholders.

   We are permitted under the Tax Code to elect to retain and pay income tax on our net capital gain for any taxable year. If we so elect, a shareholder must include in income such shareholder's proportionate share of our undistributed capital gain for the taxable year. The shareholder also will be deemed to have paid such shareholder's proportionate share of the income tax we pay with respect to such undistributed capital gain. Such tax would be credited against the shareholder's tax liability and subject to normal refund procedures. In addition, each shareholder's basis in such shareholder's shares would be increased by the amount of undistributed capital gain (less the tax we paid) included in the shareholder's income.

   The Internal Revenue Service Restructuring and Reform Act of 1998 provides that gain from the sale or exchange of certain investments held for more than one year is taxed at a maximum capital gain rate of 20%. Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the 20% capital gains rate discussed above or as unrecaptured Tax Code Section 1250 gain taxable at a maximum rate of 25%.

   In general, any loss upon a sale or exchange of Common Shares by a shareholder who has held such Common Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent distributions from the Company were required to be treated by such shareholders as long-term capital gains.

   Backup Withholding. We will report to our domestic shareholders and to the Internal Revenue Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 31% with respect to dividends paid unless such shareholder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us. See "--Taxation of the Shareholders--Taxation of Foreign Shareholders" below.

   Taxation of Tax-Exempt Shareholders. The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon that ruling and the statutory framework of the Tax Code, distributions by us to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Tax Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that we, consistent with our present intent, do not hold a residual interest in a real estate mortgage investment conduit ("REMIC") that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Tax Code.

   If any pension or other retirement trust that qualifies under Section 401(a) of the Tax Code (a "qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT which would not have qualified as a REIT but for the provisions of the Tax Code which look through such a qualified pension trust in determining ownership of shares of the REIT and as to which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

   We do not believe we are currently a pension-held REIT. However, pension funds hold significant amounts of Operating Partnership Units, which may, subject to certain limitations, be exchanged for Common Shares. In addition, pension funds may purchase Common Shares in the market. As a result, we may in the future be deemed to constitute a pension-held REIT as a result of exchanges of Units for Common Shares or market purchases of Common Shares by pension funds.

   Taxation of Foreign Shareholders. The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex and may be affected by other considerations. The following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in our Common Shares, including any reporting requirements.

   We will qualify as a "domestically-controlled REIT" so long as less than 50% in value of our shares of beneficial interest are held by foreign persons (i.e., non-resident aliens, foreign corporations, partnerships, trusts and estates). We currently anticipate that we will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of our Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States trade or business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding our current anticipation that we will qualify as a domestically-controlled REIT, because our Common Shares will be publicly traded no assurance can be given that we will so qualify.

   Distributions of cash generated by our real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign shareholder files with us the required form evidencing such lower rate, or the foreign shareholder files an Internal Revenue Service Form 4224 with us claiming that the distribution is "effectively connected" income.

   Distributions of proceeds attributable to the sale or exchange of United States real property interests by us are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may also be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. We are required by applicable Treasury regulations to withhold 35% of any distribution to a foreign person that could be designated as a capital gain dividend. This amount is creditable against the foreign shareholder's FIRPTA tax liability.

Other Tax Considerations

   Management Company. The income of the Management Company will be subject to federal and state income tax at full corporate rates. The Management Company cannot claim a deduction for the dividends it pays to its shareholders, including the Operating Partnership. To the extent that the Management Company pays federal, state or local taxes, it will have less cash available to distribute to its shareholders, thereby reducing cash available for us to distribute to our shareholders. The Management Company will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which the measures it takes to minimize taxes will be successful.

   Possible Legislative or Other Actions Affecting Tax Consequences. You should recognize that the present federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly in review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof can adversely affect the tax consequences of your investment in our Company.

   State and Local Taxes. Both the Company and our shareholders may be subject to state or local taxation, and the Company and the Operating Partnership may be subject to state or local tax withholding requirements in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of the Company and our shareholders may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisor regarding the effect of state and local tax laws on an investment in Common Shares.

   You should consult the applicable prospectus supplement, as well as your tax advisor, regarding the specific tax consequences to you of the purchase, ownership and sale of any Offered Securities, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

                              PLAN OF DISTRIBUTION

   The Company and the Operating Partnership may offer and sell the Offered Securities to one or more underwriters for public offering and sale by such underwriters or they may offer and sell the Offered Securities to investors directly or through agents. The Company or the Operating Partnership may also offer and sell the Offered Securities to existing securityholders of either of them through distributions, without consideration, of rights to purchase such securities. Such rights, if distributed, may, but will not necessarily, be transferable in accordance with such terms as the Company or the Operating Partnership may determine. See "Description of Securityholder Purchase Rights." Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable prospectus supplement.

   The distribution of the Offered Securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices (any of which may represent a discount from the prevailing market prices). The Offered Securities may also be offered in exchange for one or more of the classes of outstanding securities of the Company or the Operating Partnership. The Company and the Operating Partnership may, from time to time, authorize underwriters acting as their agents to offer and sell the Offered Securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of Offered Securities, underwriters may receive compensation from the Company or the Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered

Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

   Any underwriting compensation paid by the Company and the Operating Partnership to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company and the Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

   If so indicated in the applicable prospectus supplement, the Company and the Operating Partnership will authorize dealers acting as their agents to solicit offers by certain institutions to purchase Offered Securities from the Company and the Operating Partnership at the public offering price set forth in such prospectus supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company and the Operating Partnership. Contracts will not be subject to any conditions except that the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the Offered Securities are being sold to underwriters, the Company and the Operating Partnership shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by the Contracts.

   Certain of the underwriters and their affiliates engage in transactions with or perform services for the Company and the Operating Partnership in the ordinary course of business.

                                 LEGAL MATTERS

   The validity of the Offered Securities will be passed upon for the Company and the Operating Partnership by Mayer, Brown & Platt, and the validity of the Common Shares, Preferred Shares, Depositary Shares and Warrants under Maryland law will also be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP. Mayer, Brown & Platt will rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law. The description of federal income tax consequences contained in this prospectus under the heading "Federal Income Tax Considerations" is based upon the opinion of Mayer, Brown & Platt.

                                    EXPERTS

   The audited financial statements and schedules (if applicable) of Cabot Industrial Trust, Cabot Industrial Properties, L.P., Cabot Partners Limited Partnership, Existing Investors Property Group, Knickerbocker Properties, Inc. II, Prudential Properties Group, West Coast Industrial, LLC, The 4B's, Seefried Properties Group, Prudential Properties Group II, DFW Trade Center I, L.P., Buildings 1, 2 and 3, 1055 Dornoch Court, San Diego, CA, Hampden I and II Properties Group, South Royal Associates Properties Group, Joseph A. Leroy Family LP Property, Raco/Melaver, L.L.C., TLI/Cahill Partnership--Spiral Drive, Terraden/Ontario, I L.P., Kojo Building Property Group, Everest Investments Limited Partnership Property Group, The Phoenix Group, Arizona Property and Hemmer Properties Group included or incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as of and for the periods indicated in their reports and are included or incorporated by reference herein in reliance upon the authority of that firm as experts in accounting and auditing in giving said reports.

   The financial statements and related schedule of Pennsylvania Public School Employes' Retirement System Industrial Properties Portfolio incorporated by reference in this prospectus have been audited by KPMG LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon also incorporated herein by reference. Such financial statements and related schedule have been incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

   The historical cost basis combined statements of assets and liabilities of Orlando Central Park and 500 Memorial Drive as of December 31, 1997 and 1996 and the related historical cost basis combined statements of income, changes in net assets, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

   The historical cost basis balance sheet of Knickerbocker Properties, Inc. II as of December 31, 1996 and the related historical cost basis statements of operations, stockholder's equity and cash flows for each of the two years in the period ended December 31, 1996 incorporated by reference in this prospectus, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

 [The following pages 63 through 66 and F-1 through F-15 are alternate pages to be included in the prospectus if securities of the Operating Partnership are offered.]

                INFORMATION CONCERNING THE OPERATING PARTNERSHIP

   Substantially all of the Company's assets and interests in industrial properties and other assets are held by, and substantially all of its operations are conducted through, the Operating Partnership. Accordingly, the business of the Operating Partnership, the properties owned by the Operating Partnership and the management of the Operating Partnership and their compensation are substantially the same as those included in "Item 1. Business," "Item 2. Properties," "Item 10. "Directors and Executive Officers of the Registrant," and "Item 11. "Executive Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which Form 10-K has been incorporated by reference into this prospectus.

   The address of the Operating Partnership is the same as that for the
Company: Two Center Plaza, Suite 200, Boston, MA, 02108, and its telephone number is (617) 723-0900.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
               AND RESULTS OF OPERATIONS OF OPERATING PARTNERSHIP

   The statements contained in this discussion and elsewhere in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For a description of the limitations and other considerations with respect to such forward-looking statements, see "Forward-Looking Statements." The Operating Partnership's operating results depend primarily on income from industrial properties, which may be affected by various factors, including changes in national and local economic conditions, competitive market conditions, uncertainties and costs related to and the imposition of conditions on receipt of governmental approvals and costs of material and labor, all of which may cause actual results to differ materially from what is expressed herein. Capital and credit market conditions which affect the Operating Partnership's cost of capital also influence its operating results.

General

   The following discussions should be read in conjunction with the financial statements and notes appearing or incorporated by reference elsewhere herein. The Operating Partnership is an internally managed, fully integrated real estate company, focused on serving a variety of industrial space users in the country's principal commercial markets. The Operating Partnership owns and operates a diversified portfolio of bulk distribution, multitenant distribution and "workspace" (light assembly and flex/R & D) properties throughout the United States. At September 30, 1998 the Operating Partnership owned 202 properties, 122 of which properties were acquired in connection with the Formation Transactions described in Note 2 to the consolidated financial statements herein, and 80 of which properties were acquired during the period from February 4, 1998 through September 30, 1998 (21 of the 80 properties were identified in the prospectus for the Company's initial public offering dated January 30, 1998). The Operating Partnership was formed on October 10, 1997, but did not begin operations until the completion of the Formation Transactions on February 4, 1998, the date of the Company's initial public offering.

Results of Operations

   Since the Operating Partnership was formed in October 1997 and did not begin operations until February 4, 1998, the results for the nine months ended September 30, 1998 represent activity for 239 days (or approximately 8 months), and no comparison of results to prior periods are available.

 Three Months Ended September 30, 1998

   Net income attributable to Unitholders for the quarter ended September 30, 1998 totaled $14.1 million, or $.32 per Unit.

   Rental revenues for the quarter ended September 30, 1998 were $28.4 million, including tenant reimbursements of $3.5 million. Total rental revenue of $20.4 million was generated by the 122 properties (the "Baseline Properties") owned as of February 4, 1998 as a result of the Formation Transactions and $8.0 million was generated by the 80 properties acquired after February 4, 1998. The ratio of tenant reimbursements to property operating and real estate tax expenses for the quarter was approximately 73%. Depreciation and amortization related to real estate investments for the quarter totaled $5.9 million.

   Interest and other income of $392,000 consisted primarily of interest earned on the Operating Partnership's invested cash balances and earnings of the Management Company of $173,000. Interest expense represents interest incurred on $48.6 million of mortgage indebtedness outstanding at September 30, 1998 and interest on outstanding borrowings under the Acquisition Facility, net of interest capitalized to development projects.

 Nine Months Ended September 30, 1998

   Net income attributable to Unitholders for the nine months ended September 30, 1998 totaled $36.4 million, or $.83 per Unit on a diluted basis.

   Rental revenues for the nine months were $69.3 million, including tenant reimbursements of $8.7 million. Total rental revenue of $53.6 million was generated by the Baseline Properties and $15.7 million was generated by the 80 properties acquired after February 4, 1998. The ratio of tenant reimbursements to operating and real estate tax expenses was approximately 72%. Depreciation and amortization related to real estate investments totaled $14.1 million.

   Interest and other income for the nine months included $333,000 of earnings from the Management Company. The remainder consisted primarily of interest income earned on the Operating Partnership's invested cash balances. Interest expense represented $1.0 million of interest incurred on $48.6 million of mortgage indebtedness outstanding and also included interest expense of $2.3 million related to borrowings under the Acquisition Facility, net of amounts capitalized to development projects.

Liquidity and Capital Resources

   As a result of the completion of the Company's initial public offering in February 1998, the Company issued 8,625,000 Common Shares to the public and 1,000,000 Common Shares in a private offering. All of the Common Shares were sold at a price of $20.00 per share. The proceeds from these offerings, net of offering costs, were $176.7 million, and were contributed to the Operating Partnership.

   The Operating Partnership intends to rely on cash provided by operations, unsecured and secured borrowings from institutional sources and public debt as its primary sources of funding for acquisition, development, expansion and renovation of properties. The Operating Partnership may also consider equity financing when such financing is available on attractive terms. In March 1998 the Operating Partnership executed a $325 million unsecured revolving line of credit (the "Acquisition Facility") with Morgan Guaranty Trust Company of New York as lead agent to a syndicate of banks. The Acquisition Facility will be used to fund property acquisitions, development activities, building expansions, tenant leasing costs and other general business purposes. The Acquisition Facility contains certain restrictions and requirements, such as total debt-to-assets, debt service coverage, and minimum unencumbered assets to unsecured debt ratios, and other operating limitations. The Operating Partnership believes cash flow from operations not distributed to Unitholders will be sufficient to cover tenant allowances and costs associated with renewal or replacement of current tenants as their leases expire and recurring non-incremental revenue generating capital expenditures.

   In the normal course of operations through November 12, 1998, the Operating Partnership has purchased approximately $12 million of real estate assets since September 30, 1998. The real estate assets acquired were primarily funded through Acquisition Facility borrowings.

   As of September 30, 1998, the Operating Partnership had $48.6 million of fixed rate debt secured by properties, $169.0 million of unsecured borrowings under its Acquisition Facility and a 19% debt-to-total market capitalization ratio. The debt-to-total market capitalization ratio is calculated based on the Operating Partnership's total consolidated debt as a percentage of the market value of outstanding Units of the Operating Partnership (which is based on the market price of the Common Shares into which the Units are convertible) plus total debt.

   The Operating Partnership has entered into an interest rate collar arrangement, having a notional amount of $65 million, relating to its LIBOR-based Acquisition Facility for the period August 1, 1998 through December 31, 1998. The arrangement is intended to have the effect of limiting the LIBOR component of the Operating Partnership's interest rate on an equivalent amount of borrowings to the range of 5.64% to 5.9% per annum. The Operating Partnership has also entered into an interest rate hedge transaction involving the notional future sale of $100 million of Treasury Securities based on a rate of 5.541% for such securities in anticipation of a future debt issuance with a maturity of 10 years. Based on the rate for 10-year Treasury Securities as of close of business on November 12, 1998, the hedge transaction would have the effect of increasing the Operating Partnership's borrowing rate on $100 million of anticipated borrowings by approximately .5%.

 Liquidity

   Cash and cash equivalents totaled $4.9 million at September 30, 1998. Cash provided by operating activities for the nine months ended September 30, 1998 was $61.5 million.

Information Systems and Year 2000 Compliance

   The Operating Partnership has assessed its Year 2000 readiness with respect to its internal accounting and information systems. The Operating Partnership also has contacted its significant vendors, including banks and software providers, to determine whether such vendors are satisfactorily addressing the Year 2000 problem with respect to the products and services they provide the Operating Partnership. Based on the Operating Partnership's review, no significant issues or costs of remediation were identified with respect to such systems or vendors. The Operating Partnership is in the process of identifying Year 2000 issues related to other internal systems (primarily property related equipment with date-sensitive controls). No significant issues have been identified with respect to such systems. The Operating Partnership has completed its review of these other internal systems and has developed a Year 2000 remedial plan to address issues identified in such review. Remediation costs to date have been immaterial, and the Operating Partnership does not expect any significant issues or remediation costs as a result of completion of this plan due to the nature of its real estate assets (industrial properties) and the general nature of its leases, which in many instances provide for the pass through of costs to its tenants. Although the Operating Partnership believes that there will be no direct material effects on its operating performance or results of operations from the Year 2000 problem as it relates to the Operating Partnership's internal systems and significant vendors, it is not possible to quantify any potential indirect effects that may result from the lack of Year 2000 readiness on the part of other third parties, including tenants, with whom the Operating Partnership conducts its business.

Seasonality

   Management does not expect seasonality to materially affect distributions to Unitholders. The Operating Partnership believes that its geographic diversity, tenant mix, and rental and expense structures provide adequate protection against significant fluctuations in cash flows and net income due to seasonality.

                         INDEX TO FINANCIAL STATEMENTS

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                                                                           PAGE
                                                                           ----
Consolidated Balance Sheet as of September 30, 1998 (unaudited)..........   F-2
Consolidated Statement of Operations for the Nine Months Ended September
 30, 1998 (unaudited)....................................................   F-3
Consolidated Statement of Operations for the Three Months Ended September
 30, 1998 (unaudited)....................................................   F-4
Consolidated Statement of Cash Flows for the Nine Months Ended September
 30, 1998 (unaudited)....................................................   F-5
Notes to Consolidated Financial Statements...............................   F-6
Report of Independent Public Accountants.................................  F-11
Balance Sheet as of December 31, 1997....................................  F-12
Notes to Balance Sheet...................................................  F-13

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                           CONSOLIDATED BALANCE SHEET

                                 (in thousands)

                                                                   September 30,
                                                                       1998
                                                                   -------------
                                                                    (unaudited)
                             ASSETS:
                             -------
INVESTMENT IN REAL ESTATE:
Rental Properties.................................................  $1,051,650
Less: Accumulated Depreciation....................................     (11,836)
Properties under Development......................................      11,522
                                                                    ----------
                                                                    $1,051,336
                                                                    ----------
OTHER ASSETS:
Cash and Cash Equivalents.........................................  $    4,864
Rents and Other Receivables.......................................       1,159
Deferred Rent Receivable..........................................       1,738
Deferred Lease Acquisition Costs, Net.............................      15,435
Deferred Financing Costs, Net.....................................       1,360
Due from Related Party............................................         121
Other Assets......................................................       1,624
                                                                    ----------
TOTAL ASSETS......................................................  $1,077,637
                                                                    ==========
                LIABILITIES AND PARTNERS' EQUITY:
                ---------------------------------
LIABILITIES:
Mortgage Debt.....................................................  $   48,648
Line of Credit Borrowings.........................................     169,000
Accounts Payable..................................................         658
Distributions Payable.............................................      14,143
Accrued Real Estate Taxes.........................................       7,924
Other Liabilities.................................................      19,520
                                                                    ----------
TOTAL LIABILITIES.................................................  $  259,893
                                                                    ----------
TOTAL PARTNERS' EQUITY............................................  $  817,744
                                                                    ----------
TOTAL LIABILITIES AND PARTNERS' EQUITY............................  $1,077,637
                                                                    ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      (in thousands, except per unit data)

                                                               Nine Months Ended
                                                                 September 30,
                                                                     1998
                                                               -----------------
                                                                  (unaudited)
REVENUES:
Rental Income.................................................      $60,569
Tenant Reimbursements.........................................        8,740
                                                                    -------
                                                                     69,309
EXPENSES:
Property Operating............................................        4,079
Property Taxes................................................        7,982
Depreciation and Amortization.................................       14,108
General and Administrative....................................        4,514
Interest......................................................        3,317
                                                                    -------
    Total Expenses............................................       34,000
Interest and Other Income.....................................        1,114
                                                                    -------
Net Income....................................................      $36,423
                                                                    =======
Earnings per Unit:
  Basic.......................................................      $  0.84
                                                                    =======
  Diluted.....................................................      $  0.83
                                                                    =======
Weighted Average Units:
  Basic.......................................................       43,490
                                                                    =======
  Diluted.....................................................       43,706
                                                                    =======



  The accompanying notes are an integral part of these consolidated financial statements.

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      (in thousands, except per unit data)

                                                              Three Months Ended
                                                              September 30, 1998
                                                              ------------------
                                                                 (unaudited)
REVENUES:
Rental Income................................................      $24,914
Tenant Reimbursements........................................        3,503
                                                                   -------
                                                                    28,417
EXPENSES:
Property Operating...........................................        1,563
Property Taxes...............................................        3,240
Depreciation and Amortization................................        5,862
General and Administrative...................................        1,724
Interest.....................................................        2,365
                                                                   -------
    Total Expenses...........................................       14,754
Interest and Other Income....................................          392
                                                                   -------
Net Income...................................................      $14,055
                                                                   =======
Earnings per Unit:
  Basic......................................................      $  0.32
                                                                   =======
  Diluted....................................................      $  0.32
                                                                   =======
Weighted Average Units:
  Basic......................................................       43,515
                                                                   =======
  Diluted....................................................       43,516
                                                                   =======



  The accompanying notes are an integral part of these consolidated financial statements.

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (in thousands)

                                                              Nine Months Ended
                                                                September 30,
                                                                    1998
                                                              -----------------
                                                                 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income...................................................     $  36,423
  Adjustments to reconcile net income to cash provided by
   operating activities:
    Depreciation and Amortization............................        14,108
    Straight Line Rent Adjustment............................        (1,738)
    Amortization of Deferred Financing Costs.................           308
    Increase in Rents and Other Receivables..................        (1,159)
    Increase in Accounts Payable.............................           494
    Increase in Other Assets.................................        (1,692)
    Increase in Accrued Real Estate Taxes....................         7,924
    Increase in Other Liabilities............................         6,812
                                                                  ---------
Net Cash Provided by Operating Activities....................        61,480
                                                                  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and Lease Acquisition Costs.........................      (362,921)
Improvements to Property.....................................          (973)
                                                                  ---------
Net Cash Used in Investing Activities........................      (363,894)
                                                                  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in Deferred Financing Costs.........................        (1,668)
Debt Principal Repayments....................................       (13,790)
Line of Credit Advances, net.................................       169,000
Proceeds from the Issuance of Units, net.....................       177,885
Repurchase of Partnership Units..............................        (1,217)
Distributions paid to Unitholders............................       (22,933)
                                                                  ---------
Net Cash Provided by Financing Activities....................       307,277
                                                                  ---------
Net Increase in Cash and Cash Equivalents....................         4,863
                                                                  ---------
CASH AND CASH EQUIVALENTS--BEGINNING OF PERIOD...............             1
                                                                  ---------
CASH AND CASH EQUIVALENTS--END OF PERIOD.....................     $   4,864
                                                                  =========
Cash paid for interest, net of amounts capitalized ..........     $   1,242
                                                                  =========

           DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

   In conjunction with the Offerings and the Formation Transactions, the Operating Partnership assumed $18,413 of indebtedness and issued 33,850 Partnership Units in exchange for real estate assets and the advisory business of Cabot Partners valued at $659,072 and $77, respectively.

   In conjunction with the acquisition of certain real estate, the Operating Partnership assumed $44,025 of indebtedness and issued Units valued at $2,268.

   At September 30, 1998, accrued capital expenditures (including amounts included in accounts payable) totaled $11,597 and accrued offering costs totaled $1,224.

  The accompanying notes are an integral part of these consolidated financial statements.

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1998
            (in thousands, except square footage, and per unit data)

1. General

 Consolidated Financial Statements

   The accompanying unaudited consolidated condensed financial statements of Cabot Industrial Properties, L.P. (the "Operating Partnership") should be read in conjunction with the 1997 audited financial statements of the Operating Partnership. These consolidated condensed statements have been prepared in accordance with the instructions of the Securities and Exchange Commission for Form 10-Q and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

   In the opinion of the Operating Partnership's management, all material adjustments (consisting solely of items of a normal, recurring nature) considered necessary for a fair presentation of results of operations for the interim period have been included. The results of consolidated operations for the period from January 1, 1998 through September 30, 1998 are not necessarily indicative of the results that may be expected for the period from January 1, 1998 through December 31, 1998.

 Organization

   The Operating Partnership, a Delaware limited partnership, was formed on October 10, 1997. The general partner of the Operating Partnership is Cabot Industrial Trust (the Company), a Maryland real estate investment trust which was also formed on October 10, 1997. As the general partner of the Operating Partnership, the Company has the exclusive power under the agreement of limited partnership to manage and conduct the business of the Operating Partnership. The Company is a fully integrated, internally managed real estate company formed to continue and expand the national real estate business of Cabot Partners Limited Partnership (Cabot Partners). The Company expects to qualify as a real estate investment trust (a REIT) for federal income tax purposes.

   Since the Operating Partnership was formed on October 10, 1997 and did not begin operations until February 4, 1998 (see note 2), the results for the nine months ended September 30, 1998 represent activity for 239 days, or approximately 8 months.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

   The Operating Partnership considers all short-term investments with an original maturity of three months or less to be cash equivalents.

 Rental Income

   All leases are classified as operating leases. Certain leases provide for tenant occupancy during periods for which no rent is due and minimum rent payments that increase during the term of the lease. The Operating

                       CABOT INDUSTRIAL PROPERTIES, L.P.

Partnership records rental income for the full term of each lease on a straight-line basis. The resulting Deferred Rent represents the receivables from tenants, net of reserves, which the Operating Partnership expects to collect over the remaining life of the leases rather than currently. Deferred Rent is not recognized for income tax purposes until received.

2. The Formation Transactions, The Offerings and Ownership

 The Formation Transactions

   On February 4, 1998, under a Contribution Agreement executed by the Company, the Operating Partnership, Cabot Partners, and various other contributors, 122 real estate properties, certain real estate advisory contracts and other assets were (i) contributed to the Operating Partnership in exchange for Units in the Operating Partnership that may, subject to certain restrictions, be exchanged for common shares of the Company or (ii) contributed to the Company in exchange for common shares. The properties contributed to the Company were contributed to the Operating Partnership in exchange for the number of general partnership Units in the Operating Partnership equal to the number of common shares exchanged for the property.

   The Operating Partnership contributed the real estate advisory contracts to Cabot Advisors, Inc. (the Management Company) and received 100% of the non-voting preferred stock of the Management Company, which entitles it to 95% of the Management Company's net operating cash flow. All of the common stock of the Management Company is owned by an officer of the Company.

   At September 30, 1998, the Company owned 42.7% of the Operating Partnership.

 The Offerings

   On February 4, 1998, the Company completed the offering of 8,625,000 common shares of beneficial interest (Common Shares) at an offering price of $20.00 per share. In addition, the Company issued 1,000,000 Common Shares to a single investor in a private offering at $20.00 per share (collectively, the Offerings). The Company contributed the net proceeds of the Offerings to the Operating Partnership in exchange for the number of general partnership interests in the Operating Partnership equal to the number of Common Shares sold in the Offerings.

 Distributions

   On April 8, 1998 the Company and the Operating Partnership declared distributions payable on April 30, 1998 to Shareholders or Unitholders of record as of April 22, 1998, of $.202 per Share/Unit; on June 11, 1998 the Company and the Operating Partnership declared distributions payable on July 30, 1998 to Shareholders or Unitholders of record as of July 10, 1998, of $.325 per Share/Unit and on September 10, 1998 the Company and the Operating Partnership declared distributions payable on October 28, 1998 to Shareholders or Unitholders of record as of October 9, 1998, of $.325 per Share/Unit.

                       CABOT INDUSTRIAL PROPERTIES, L.P.

3. Investment in Real Estate

   In accordance with generally accepted accounting principles, the Operating Partnership has accounted for the Formation Transactions using the purchase method of accounting. As such, the assets and liabilities acquired in connection with the Formation Transactions are recorded at the fair value of the consideration surrendered and liabilities assumed, except for the net assets contributed by Cabot Partners, the sponsor and organizer, which were recorded at carryover historical cost basis. The acquisition cost was then allocated to all identifiable assets based upon their individual estimated fair market values. The following is a summary of the acquisition cost recorded in connection with the Formation Transactions:

   Fair value of the Company's Common Shares and the Operating
    Partnership's Units, based on the February 4, 1998 value of $20 per Share/Unit, issued to the Contributing Investors (except
    Cabot Partners)..................................................  $640,608
   Value of Partnership Units issued to Cabot Partners, recorded at
    carryover historical cost basis..................................        77
   Mortgage debt assumed.............................................    18,413
   Other acquisition costs and liabilities assumed...................     8,713
                                                                       --------
   Acquisition cost basis............................................  $667,811
                                                                       ========
   Acquisition cost basis allocated to:
     Land............................................................  $125,850
     Buildings.......................................................   529,498
     Lease Acquisition Costs.........................................    12,412
                                                                       --------
   Acquisition cost basis allocated to Real Estate as a result of the
    Formation Transactions...........................................  $667,760
   Acquisition cost basis allocated to Other Net Assets..............        51
                                                                       --------
   Total cost basis allocated........................................  $667,811
                                                                       ========

   Investments in real estate are depreciated over 40 years using the straight-line method. Expenditures for ordinary maintenance and repairs are charged to operations as incurred. Significant building renovations and improvements that improve or extend the useful life of the assets are capitalized. Tenant improvements and leasing commissions are capitalized and amortized on the straight-line method over the terms of the related lease.

                       CABOT INDUSTRIAL PROPERTIES, L.P.

4. Property Acquisitions

   During the period from July 1, through September 30, 1998 the Operating Partnership acquired the following industrial properties:

Property Location               Property Type       Square Feet Acquisition Cost
-----------------          ------------------------ ----------- ----------------
Bensenville, IL........... Workspace                    76,737      $  4,769
Orlando, FL............... Multitenant Distribution    115,728         3,572
Baltimore, MD............. Workspace                    96,686        23,513
                           Workspace                    73,071
                           Workspace                    49,100
                           Workspace                    39,041
                           Workspace                    47,434
                           Workspace                    61,320
Jessup, MD................ Multitenant Distribution     94,381         4,948
Batavia, IL............... Bulk Distribution           170,462         7,122
City of Industry, CA...... Bulk Distribution           181,635         8,865
Atlanta, GA............... Multitenant Distribution    216,074         8,565
                           Multitenant Distribution    130,722
Atlanta, GA............... Multitenant Distribution    161,965         4,045
Erlanger, KY.............. Workspace                    67,749         4,569
Phoenix, AZ............... Multitenant Distribution    159,450        36,005
                           Multitenant Distribution    126,701
                           Multitenant Distribution    126,701
                           Bulk Distribution           223,740
                           Multitenant Distribution    161,230
                           Bulk Distribution           114,871
                           Multitenant Distribution    127,680
Tempe, AZ................. Workspace                    30,606         5,643
                           Workspace                    30,606
                           Workspace                    30,606
                           Workspace                    30,606
Tempe, AZ................. Workspace                    54,900         4,083
St. Charles, IL........... Multitenant Distribution     81,110         3,148
Chino, CA................. Multitenant Distribution     88,134        15,565
Rancho Cucamonga, CA...... Multitenant Distribution    104,600
Corona, CA................ Multitenant Distribution    162,900
                                                     ---------      --------
                                                    3,236,546       $134,412
                                                     =========      ========

                       CABOT INDUSTRIAL PROPERTIES, L.P.

5. Earnings per Unit

   In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share", basic earnings per unit have been computed by dividing net income by the weighted average number of units outstanding during the period. Diluted earnings per unit have been computed considering the dilutive effect of the exercise of Unit options granted by the Operating Partnership. Basic and diluted earnings per unit were calculated as follows:

                                         Nine months ended  Three months ended
                                         September 30, 1998 September 30, 1998
                                         ------------------ ------------------
Basic:
Net Income..............................      $36,423            $14,055
                                              -------            -------
Weighted Average Units..................       43,490             43,515
                                              -------            -------
Basic Earnings per Unit.................      $   .84            $   .32
                                              =======            =======
Diluted:
Net Income..............................      $36,423            $14,005
                                              -------            -------
Income available to Unitholders.........      $36,423            $14,005
                                              -------            -------
Weighted Average Units, including
 incremental shares from Unit options...       43,706             43,516
                                              -------            -------
Diluted Earnings per Unit...............      $   .83            $   .32
                                              =======            =======

                    Report of Independent Public Accountants

To the Partners of Cabot Industrial Properties, L.P.:

   We have audited the accompanying balance sheet of Cabot Industrial Properties, L.P. (the Operating Partnership), a Delaware limited partnership, as of December 31, 1997. This balance sheet is the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

   In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Cabot Industrial Properties, L.P. as of December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
March 27, 1998

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                                 BALANCE SHEET

                                                                    December 31,
                                                                        1997
                                                                    ------------
                              ASSETS
                              ------
Cash...............................................................  $    1,000
Deferred offering and acquisition costs............................   3,480,000
                                                                     ----------
Total Assets.......................................................  $3,481,000
                                                                     ==========
                 LIABILITIES AND PARTNERS' EQUITY
                 --------------------------------
Accounts payable...................................................  $2,255,000
Due to related party...............................................   1,225,000
                                                                     ----------
Total Liabilities..................................................  $3,480,000
                                                                     ----------
Commitments (Note 4)
Partners' Equity...................................................       1,000
                                                                     ----------
Total Liabilities and Partners' Equity.............................  $3,481,000
                                                                     ==========


    The accompanying notes are an integral part of this financial statement.

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                             NOTES TO BALANCE SHEET

1. Organization

   Cabot Industrial Properties, L.P. (the Operating Partnership), a Delaware limited partnership, was formed on October 10, 1997. The general partner of the Operating Partnership is Cabot Industrial Trust (the Company), a Maryland real estate investment trust which was also formed on October 10, 1997. As the general partner of the Operating Partnership, the Company has the exclusive power under the agreement of limited partnership to manage and conduct the business of the Operating Partnership. The Company is a fully integrated, internally managed real estate company formed to continue and expand the national real estate business of Cabot Partners Limited Partnership. The Company expects to qualify as a real estate investment trust (a REIT) for federal income tax purposes.

   The Company and the Operating Partnership have had no operations from inception through December 31, 1997.

2. The Formation Transactions, The Offerings and the Acquisition Facility

 The Formation Transactions

   On February 4, 1998, under a Contribution Agreement executed by the Company, the Operating Partnership, Cabot Partners, L.P. and various other contributors, 122 real estate properties, real estate advisory contracts and other assets were i) contributed to the Operating Partnership in exchange for Units in the Operating Partnership that may, subject to certain restrictions, be exchanged for common shares of the Company or ii) contributed to the Company in exchange for common shares. The properties contributed to the Company were contributed to the Operating Partnership in exchange for the number of general partnership Units in the Operating Partnership equal to the number of common shares exchanged for the property.

   The Operating Partnership contributed the real estate investment advisory contracts to Cabot Advisors, Inc. (the Management Company) and received 100% of the non-voting preferred stock of the Management Company, which entitles it to 95% of the Management Company's net operating cash flow. All of the common stock of the Management Company is owned by an officer of the Company.

 The Offerings

   On February 4, 1998, the Company completed the offering of 8,625,000 common shares of beneficial interest (Common Shares) at an offering price of $20.00 per share. In addition, the Company issued 1,000,000 Common Shares to a single investor in a private offering at $20.00 per share (collectively, the Offerings). The Company contributed the net proceeds of the Offerings to the Operating Partnership in exchange for the number of general partnership interests in the Operating Partnership equal to the number of Common Shares sold in the Offerings.

   As of December 31, 1997, the Operating Partnership has incurred costs related to the Formation Transactions and the Offerings totaling $3.5 million. Approximately $1.2 million of these costs are payable to Cabot Partners, L.P. as direct reimbursement for costs paid to third parties relating to the transactions.

 The Acquisition Facility

   On March 16, 1998, the Operating Partnership entered into a $325 million unsecured revolving line of credit (the Acquisition Facility). The Acquisition Facility matures on March 16, 2001. The interest rate ranges from LIBOR plus 75 basis points to LIBOR plus 125 basis points depending on the Operating Partnership's loan-to-value ratio. The Acquisition Facility is intended to be used to acquire and develop properties and for working capital purposes.

                       CABOT INDUSTRIAL PROPERTIES, L.P.

3. Income Taxes

   No provision for federal and state income taxes has been recorded relating to the Operating Partnership, as the partners report their respective shares of the net taxable income on their individual tax returns.

   The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the Code). As a REIT, the Company generally will not be subject to federal income tax if it distributes at least 95% of its taxable income for each tax year to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local income taxes and to federal income tax and excise tax on its undistributed income and certain other items.

4. Commitments

   Subsequent to December 31, 1997, the Operating Partnership acquired the following industrial properties with proceeds from the Offerings:

Property Location              Building Type        Square Feet Acquisition Cost
-----------------              -------------        ----------- ----------------
                                                                    (000's)
Grapevine, TX.......... Bulk Distribution/Workspace  1,182,361      $ 52,207
Mira Loma, CA, Dacula,
 GA,
 Mechanicsburg, PA..... Bulk Distribution              916,603        34,621
Mechanicsburg, PA...... Bulk Distribution              494,400        17,102
San Diego, CA.......... Bulk Distribution              220,000        10,905
Orlando, FL............ Workspace Properties           213,430        11,027
Tucker, GA............. Workspace Properties           134,163         5,560
Atlanta, GA............ Workspace Properties           128,000         5,370
Florence, KY........... Workspace Properties            61,555         4,050
Tempe, AZ.............. Workspace Properties            81,817         3,295
Phoenix, AZ............ Multitenant Distribution       144,602         4,035
Tolleson, AZ........... Bulk Distribution              278,142         6,730
                                                     ---------      --------
    Total square
     feet/acquisition
     cost..............                              3,855,073       154,902
                                                     =========
Less: Debt assumed.....                                                8,392
                                                                    --------
Proceeds used to fund
 acquisitions..........                                             $146,510
                                                                    ========

   As of March 24, 1998, the Operating Partnership has entered into separate agreements to acquire four additional properties with an estimated total acquisition cost of $39.8 million. The acquisitions are expected to close within 30 days.

5. Long Term Incentive Plan

   The Company has adopted the Cabot Industrial Trust Long Term Incentive Plan (the Plan) for the purpose of attracting and retaining highly qualified executive officers, Trustees and employees. The Plan will be administered by the Compensation Committee of the Board of Trustees, except that the Board of Directors of the Management Company or a committee thereof will select those employees of the Management Company who are eligible for awards under the Plan (in either case, the Administrator). Officers and other employees of

                       CABOT INDUSTRIAL PROPERTIES, L.P.

the Company, the Operating Partnership and designated subsidiaries and members of the Board of Trustees who are not employees of the Company will also be eligible to participate.

   Options will be awarded to Trustees or employees of the Company in the form of Common Shares and to employees of the Operating Partnership or the Management Company in the form of Units. The Plan currently authorizes the issuance of up to 4,347,500 Common Shares and Units. The number of Common Shares and Units available may increase each January 1 to an amount equal to 10% of the aggregate number of outstanding Common Shares and Units on such date. The Plan provides for the grant of (i) Common Share options intended to qualify as incentive options under Section 422 of the Code, (ii) Common Share options and Unit options not intended to qualify as incentive options under
Section 422 of the Code and (iii) dividend equivalent rights and distribution equivalent rights which entitle a Participant to be credited with additional Common Share or Unit Rights.

   In connection with the grant of options under the Plan, other than options to Non-employee Trustees, the Administrator will determine the terms of the option, including the option exercise price, any vesting requirements and whether a dividend equivalent right or a distribution equivalent right shall be awarded. The Administrator has authority to award options at less than fair market value (as defined in the Plan) but at this time has no intention of doing so.

   Effective as of the closing of the Offering, options for a total of 2,188,500 Common Shares and Units have been granted to employees, officers and Non-employee Trustees with an exercise price of $20 per share. The initial options granted under the Plan have ten-year terms and become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, subject to acceleration of vesting upon a change in control of the Company (as defined in the Plan).

   To the extent an option has not become exercisable at the time of the holder's termination of employment, it will be forfeited unless the Administrator has previously exercised its reasonable discretion to make such option exercisable, and all vested options which are not exercised by the expiration date described in the Plan will be forfeited. Any Common Shares or Units subject to an option which is forfeited (or which expires without exercise) will again be available for grant under the Plan.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The expenses to be paid in connection with the issuance and distribution of the securities being registered are estimated as follows and will be borne by the registrants:

   SEC Registration Fee............................................. $  278,000
   Accounting fees and expenses.....................................    150,000
   Legal fees and expenses (other than Blue Sky)....................    300,000
   Blue sky fees and expenses.......................................     20,000
   Printing and engraving expenses..................................    250,000
   Rating agencies fees.............................................    250,000
   Trustee and transfer agent fees (including counsel fees).........     10,000
   NASD fee.........................................................     30,500
   Miscellaneous expenses...........................................    125,000
                                                                     ----------
     Total.......................................................... $1,413,500
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

  Article 9, Section 1 of the Company's Declaration of Trust provides as follows with respect to the limitation of liability for Trustees and officers and indemnification:

  "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a REIT, no trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor the repeal of this
  Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees or officers of a Maryland REIT for money damages in a suit by or on behalf of the Trust or by any shareholder, no trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in the proceeding that the trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of the action adjudicated in the proceeding."

  Article 9, Section 3 of the Registrant's Declaration of Trust provides as follows with respect to the indemnification of Trustees and officers:

  "Notwithstanding any other provisions of this Declaration of Trust, the Trust, for the purpose of providing indemnification for its Trustees and officers, shall have the authority, without specific shareholder approval, to enter into insurance or other arrangements to indemnify all Trustees and officers of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees or officers of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust, or (d) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust.

  In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability on any ground, regardless of whether Trustees participating and approving such insurance or other arrangement shall be beneficiaries thereof."

  The Company has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that such person was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under
Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judicially determined criminal violations.

  It is expected that forms of underwriting agreements that may be filed in connection with this Registration Statement will provide for reciprocal indemnification by the underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

Item 16. Exhibits.

  See the Exhibit Index which is hereby incorporated herein by reference.

Item 17. Undertakings.

  The undersigned Registrants hereby undertake:

  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of any subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent offering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrants hereby undertake that:

  (a) or purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

  (b) for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under section (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 29th day of January, 1999.

                                          CABOT INDUSTRIAL TRUST

                                             /s/ Robert E. Patterson
                                          By: _________________________________
                                             Robert E. Patterson
                                             President

                                          CABOT INDUSTRIAL PROPERTIES, L.P.

                                          By: Cabot Industrial Trust, as
                                           general partner

                                             /s/ Robert E. Patterson
                                          By: _________________________________
                                             Robert E. Patterson
                                             President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints jointly and severally, Ferdinand Colloredo-Mansfeld, Robert E. Patterson, Franz Colloredo-Mansfeld, and Neil E. Waisnor and each of them, his true and lawful attorney-in-fact and agent, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

  /s/ Ferdinand Colloredo-Mansfeld   Chairman of the Board, Chief    January 29,
____________________________________  Executive Officer, Trustee        1999
    Ferdinand Colloredo-Mansfeld      (Principal Executive
                                      Officer)

      /s/ Robert E. Patterson        President, Trustee              January 29,
____________________________________                                    1999
        Robert E. Patterson

    /s/ Franz Colloredo-Mansfeld     Chief Financial Officer,        January 29,
____________________________________  (Principal Financial              1999
      Franz Colloredo-Mansfeld        Officer)


             Signature                           Title                  Date
             ---------                           -----                  ----

        /s/ Neil E. Waisnor          Senior Vice President--         January 29,
____________________________________  Finance, Treasurer,               1999
          Neil E. Waisnor             Secretary (Principal
                                      Accounting Officer)

    /s/ Christopher C. Milliken      Trustee                         January 26,
____________________________________                                    1999
      Christopher C. Milliken

         /s/ Maurice Segall          Trustee                         January 29,
____________________________________                                    1999
           Maurice Segall

     /s/ W. Nicholas Thorndike       Trustee                         January 29,
____________________________________                                    1999
       W. Nicholas Thorndike

        /s/ Ronald L. Skates         Trustee                         January 29,
____________________________________                                    1999
          Ronald L. Skates

                                 EXHIBIT INDEX

 Exhibit
 Number                           Document Description
 -------                          --------------------
    1.1  Form of Underwriting Agreement for Debt Securities.*
    1.2  Form of Underwriting Agreement for Preferred Shares.*
    1.3  Form of Underwriting Agreement for Common Shares.*
    4.1  Amended and Restated Declaration of Trust of the Company, dated
         January 26, 1998 (incorporated by reference to Exhibit 3.1 to the
         Company's Form S-11 Registration Statement No. 333-38383 (the "Form S-
         11")).
    4.2  Amended and Restated Bylaws (incorporated by reference to Exhibit 2 to the Company's Form 8-K filed on September 16, 1998).
    4.3  Second Amended and Restated Agreement of Limited Partnership of Cabot
         Industrial Properties, L.P., dated February 4, 1998 (incorporated by reference to Exhibit 3.5 to the Form S-11).
    4.4  Form of Common Share Certificate (incorporated by reference to Exhibit
         3.4 to the Form S-11).
    4.5  Form of Preferred Share Certificate.*
    4.6  Form of Warrant Agreement.*
    4.7  Form of Deposit Agreement.*
    4.8  Form of Registration Rights and Lock-Up Agreement, between the Company and the persons listed on the signature page thereto (incorporated by reference to Exhibit 3.3 to the Form S-11).
    4.9  Form of Registration Rights and Lock-Up Agreement, between the Company and Morgan Stanley Asset Management, Inc., on behalf of certain of its institutional investors (incorporated by reference to Exhibit 10.3 to the Form S-11).
    4.10 Contribution Agreement relating to the Capitalization of Cabot
         Industrial Trust, dated as of October 10, 1997, among the Company, the
         Operating Partnership, Cabot Partners and Various Contributors and
         Title Holding Entities Identified Therein (incorporated by reference to Exhibit 4.1 to the Form S-11).
    4.11 Form of Indenture by and among the Operating Partnership, the Company
         and             , as trustee.
    5.1  Opinion of Mayer, Brown & Platt as to the validity of the Offered
         Securities.
    5.2  Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of certain securities being registered.
    8.1  Opinion of Mayer, Brown & Platt as to certain tax matters.
   12.1  Statement re: Computation of Ratio of Earnings to Fixed Charges and
         Preferred Distributions (Company).
   12.2  Statement re: Computation of Ratio of Earnings to Combined Fixed
         Charges (Operating Partnership).
   12.3  Statement re: Computation of Ratio of Earnings to Combined Fixed
         Charges (Existing Investors Property Group)
   23.1  Consent of Arthur Andersen LLP
   23.2  Consent of Arthur Andersen LLP
   23.3  Consent of KPMG LLP
 23.4.1  Consent of PricewaterhouseCoopers LLP
 23.4.2  Consent of PricewaterhouseCoopers LLP
   23.5  Consent of Mayer, Brown & Platt (included in the opinions filed as
         Exhibit 5.1 and 8.1 to this Registration Statement).
   23.5  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinions filed as Exhibit 5.2).
   24.1  Power of Attorney pursuant to which amendments to this Registration
         Statement may be filed (included on page II-4 of this Registration
         Statement).
   25.1  Statement of Eligibility of Trustee on Form T-1.*

--------
* To be filed by an amendment or incorporated by reference in connection with the offering of the Offered Securities.